UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Seattle Genetics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 7, 2014

Dear Seattle Genetics Stockholders:

On behalf of Seattle Genetics, Inc., I cordially invite you to attend our 2014 Annual Meeting of Stockholders to be held on Friday, May 16, 2014, at 11:00 a.m., local time, at our principal offices located at 21823 – 30th Drive SE, Bothell, WA 98021.

Enclosed are the following:

•	Our Notice of Annual Meeting of Stockholders and Proxy Statement (which includes a notice of Internet availability of our proxy materials);

•	Our 2013 Annual Report to Stockholders; and

•	A proxy card with a return envelope to record your vote.

Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares are represented. Please read the enclosed Proxy Statement and vote by Internet, by telephone or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided. Of course, if you attend the Annual Meeting, you will have the right to vote your shares in person.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Seattle Genetics. We look forward to seeing you at the Annual Meeting.

Sincerely,

Clay B. Siegall, Ph.D.

President and Chief Executive Officer

YOUR VOTE IS IMPORTANT There are three ways to vote: by Internet, by telephone or by marking, dating and signing the enclosed proxy card and mailing it promptly in the enclosed return envelope.

21823 30TH DRIVE SE

BOTHELL, WA 98021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 16, 2014

The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Seattle Genetics, Inc., a Delaware corporation (“Seattle Genetics” or the “Company”), will be held on Friday, May 16, 2014 at 11:00 a.m. local time at the principal offices of Seattle Genetics located at 21823 – 30th Drive SE, Bothell, Washington 98021, for the following purposes:

1.	To elect the four nominees for director named in the accompanying proxy statement to hold office until the Company’s 2017 Annual Meeting of Stockholders.

2.	To approve the amendment and restatement of the Seattle Genetics, Inc. Amended and Restated 2007 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder by 4,500,000 shares and to make certain other changes thereto as described in the accompanying proxy statement.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement.

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

You can find more information about each of these items, including the nominees for directors, in the attached proxy statement.

The Board of Directors has fixed the close of business on March 21, 2014 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please ensure your representation and the presence of a quorum at the Annual Meeting by voting by Internet, by telephone or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided. If you vote by Internet, by telephone or by sending in your proxy card, but then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures described in the attached proxy statement. Please note that if your shares are held in an account by your stockbroker, bank, or other nominee and you wish to vote at the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation.

By Order of the Board of Directors,

Eric L. Dobmeier

Corporate Secretary

Bothell, Washington

April 7, 2014

YOUR VOTE IS IMPORTANT There are three ways to vote: by Internet, by telephone or by marking, dating and signing the enclosed proxy card and mailing it promptly in the enclosed return envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 16, 2014 at 21823 – 30th Drive SE, Bothell, Washington 98021

The proxy statement and annual report to stockholders are available at

http://materials.proxyvote.com/812578.

SEATTLE GENETICS, INC.

PROXY STATEMENT FOR THE

2014 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 16, 2014

Our Board of Directors is soliciting proxies for the 2014 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board has set the close of business on March 21, 2014 as the record date for the Annual Meeting. Stockholders of record who owned our common stock on that date are entitled to vote at and attend the Annual Meeting. Each share of common stock is entitled to one vote. There were 123,109,392 shares of common stock outstanding on the record date.

Voting materials, which include this proxy statement, a proxy card and our 2013 Annual Report, are being mailed to stockholders on or about April 7, 2014. This proxy statement and our 2013 Annual Report are also available on the Internet at http://materials.proxyvote.com/812578.

In this proxy statement:

•	“We,” “us,” “our” and “Seattle Genetics” refer to Seattle Genetics, Inc.;

•	“Annual Meeting” means our 2014 Annual Meeting of Stockholders;

•	“Board of Directors” or “Board” means our Board of Directors; and

•	“SEC” means the Securities and Exchange Commission.

We have summarized below important information with respect to the Annual Meeting.

TIME AND PLACE OF THE ANNUAL MEETING

The Annual Meeting is being held on Friday, May 16, 2014 at 11:00 a.m. local time at our principal offices located at 21823 – 30th Drive SE, Bothell, Washington 98021. Directions to our principal offices may be found at www.seattlegenetics.com.

All stockholders who owned shares of our stock as of March 21, 2014, the record date, may attend and vote on the proposals considered at the Annual Meeting.

PURPOSE OF THE PROXY STATEMENT AND PROXY CARD

You are receiving this proxy statement and proxy card from us because you owned shares of our common stock on March 21, 2014, the record date. This proxy statement describes the proposals on which we would like you, as a stockholder, to vote. It also gives you information on these proposals so that you can make an informed decision.

When you sign the proxy card, you appoint Clay B. Siegall and Eric L. Dobmeier as your representatives at the Annual Meeting. At the Annual Meeting, Clay B. Siegall and Eric L. Dobmeier will vote your shares as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting in the event your plans change.

PROPOSALS TO BE VOTED ON AT THIS YEAR’S ANNUAL MEETING

At the Annual Meeting, there are four matters scheduled for a vote:

•	to elect the four nominees for director named in this proxy statement to hold office until our 2017 Annual Meeting of Stockholders;

•

to approve the amendment and restatement of the Seattle Genetics, Inc. Amended and Restated 2007 Equity Incentive Plan, or the 2007 Plan, to increase the aggregate number of shares of common stock authorized for issuance thereunder by 4,500,000 shares and to make certain other changes thereto as described in this proxy statement;

•	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•	to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

The Board of Directors recommends a vote “FOR” all of the nominees named herein for director and a vote “FOR” each of the other proposals.

VOTING OPTIONS

You may vote by mail.

To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you hold your shares in “street name”, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Seattle Genetics. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank or other nominee, and the stock certificates and record ownership are not in your name.

You may vote in person at the Annual Meeting.

We will distribute written ballots to anyone who wants to vote at the Annual Meeting. If your shares are held in street name and you wish to vote your shares at the Annual Meeting, you must notify your broker, bank or other nominee and obtain a valid proxy from your broker, bank or other nominee.

You may vote by telephone or electronically via the Internet.

If you are a stockholder of record, to submit your proxy by telephone or via the Internet, follow the instructions on the proxy card. If you hold your shares in street name, you may vote by telephone or via the Internet as instructed by your broker, bank or other nominee.

You may change your mind after you have returned your proxy or submitted your proxy by telephone or via the Internet.

If you change your mind after you return your proxy or submit your proxy by telephone or via the Internet and you are a stockholder of record, you may revoke your proxy at any time before the polls close at the Annual Meeting. You may do this by:

•	signing another proxy with a later date;

•	submitting a new proxy by telephone;

•	submitting a new proxy via the Internet; or

•	voting in person at the Annual Meeting.

If your shares are held in street name, you should follow the instructions provided by your broker, bank or other nominee.

MULTIPLE PROXY CARDS

If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

QUORUM REQUIREMENT

Shares are counted as present at the Annual Meeting if a stockholder of record either:

•	is present and votes in person at the Annual Meeting; or

•	has properly submitted a proxy card.

A majority of our outstanding shares of common stock as of the record date must be present at the Annual Meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

CONSEQUENCES OF NOT RETURNING YOUR PROXY; ABSTENTIONS AND BROKER NON-VOTES

If your shares are held in your name, you must return your proxy (or submit your proxy by telephone or via the Internet or attend the Annual Meeting in person) in order to vote on the proposals. If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your brokerage firm on your vote instruction form. Under the current rules that govern brokers, if you do not give instructions to your brokerage firm, it will still be able to vote your shares, but only with respect to proposals for which it has discretionary voting authority. A “broker non-vote” occurs when a broker or other holder of record holding shares for a beneficial owner submits a proxy for the Annual Meeting but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

The election of directors (Proposal No. 1), the amendment and restatement of the 2007 Plan (Proposal No. 2) and the advisory vote on the compensation of our named executive officers (Proposal No. 4) are proposals for which brokers do not have discretionary voting authority. If you do not instruct your broker how to vote with respect to these proposals, your broker may not vote with respect to these proposals and those non-votes will be counted as “broker non-votes.” The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 3) is considered to be discretionary and your brokerage firm will be able to vote on Proposal No. 3 even if it does not receive instructions from you, so long as it holds your shares in its name.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect with respect to any of the proposals.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the Annual Meeting.

REQUIRED VOTES

Assuming that a quorum is present at the Annual Meeting, the following votes will be required:

•

With respect to the election of directors (Proposal No. 1), the four nominees receiving the highest number of FOR votes (from the holders of shares present in person or represented by proxy) will be elected as directors.

•

With respect to the vote on the amendment and restatement of the 2007 Plan (Proposal No. 2) to increase the aggregate number of shares of common stock authorized for issuance thereunder by 4,500,000 shares and to make certain other changes thereto as described in this proxy statement, approval will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

•

With respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 3), approval will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

•

With respect to the advisory vote on the compensation of our named executive officers as disclosed in this proxy statement (Proposal No. 4), approval will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

We believe that the procedures to be used by the Inspector of Election to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

VOTE SOLICITATIONS AND PROXY SOLICITOR

The Board of Directors of Seattle Genetics is soliciting your proxy to vote your shares at the Annual Meeting. We have retained the services of Alliance Advisors LLC, a professional proxy solicitation firm, to aid in the solicitation of proxies. In addition to this solicitation by mail, Alliance Advisors and our directors, officers and other employees may contact you by telephone, via the Internet, in person or otherwise to obtain your proxy. Our directors, officers and other employees will not receive any additional compensation for assisting in the solicitation, but we expect that we will pay Alliance Advisors its customary fees, estimated not to exceed approximately $14,000 in the aggregate, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy materials.

VOTING PROCEDURES

Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of Computershare Shareowner Services LLC, our transfer agent, who will act as the Inspector of Election. The Inspector of Election will also determine whether a quorum is present at the Annual Meeting.

The shares represented by the proxy cards received, properly marked, dated, signed and not revoked and votes properly cast by telephone or Internet, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. If you return a signed and dated proxy card without marking voting selections or if you do not specify your vote on each proposal individually when voting by telephone or the Internet, then your shares will be voted as follows:

•	FOR all of the director nominees named herein (Proposal No. 1);

•

FOR the approval of the amendment and restatement of the 2007 Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder by 4,500,000 shares and to make certain other changes thereto as described in this proxy statement (Proposal No. 2);

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 3); and

•	FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement (Proposal No. 4).

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

PUBLICATION OF VOTING RESULTS

We will announce preliminary voting results at the Annual Meeting. We will publish the final results in a current report on Form 8-K, which we expect to file with the SEC within four business days of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results. You can obtain a copy of any of these filings on our website at www.seattlegenetics.com, by contacting our Investor Relations Department at (425) 527-4000, by calling the SEC at (800) 732-0330 for information regarding its public reference room or through the EDGAR system at www.sec.gov.

OTHER BUSINESS

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Clay B. Siegall and Eric L. Dobmeier to vote on such matters at their discretion.

PROPOSALS FOR 2015 ANNUAL MEETING

To have your proposal included in our proxy statement for the 2015 Annual Meeting, you must submit your proposal in writing by December 8, 2014 to Eric L. Dobmeier, Corporate Secretary, Seattle Genetics, 21823 – 30th Drive SE, Bothell, Washington 98021, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. However, if the 2015 Annual Meeting is not held between April 16, 2015 and June 15, 2015, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials.

Proposals of stockholders and director nominations intended to be considered at the 2015 Annual Meeting but not included in our proxy statement for that meeting must be received at the above address no earlier than January 16, 2015 and no later than February 14, 2015; provided, however, that in the event the date of the 2015 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the date of this year’s Annual Meeting, and less than 60 days’ notice is given prior to the 2015 Annual Meeting, then such proposal must be received not later than the 10th day following the day on which public announcement of the date of such meeting is first made. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. A stockholder’s notice to our Corporate Secretary must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2015 Annual Meeting. The Chairman of the 2015 Annual Meeting may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board of Directors for the 2015 Annual Meeting will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which Seattle Genetics has not been provided with timely notice and (ii) any proposal made in accordance with our bylaws, if the 2015 proxy statement briefly describes the matter and how management proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Securities Exchange Act of 1934.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Fourth Amended and Restated Certificate of Incorporation provides that the Board of Directors is divided into three approximately equal classes with staggered three-year terms. As a result, approximately one-third of the total number of directors will be elected every year.

Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors or by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of our voting stock, provided that newly created directorships resulting from any increase in the number of directors will, unless the Board determines by resolution that any such directorships shall be filled by stockholders, be filled only by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) will serve for the remainder of the full term of the class of directors in which the vacancy occurred.

The Board of Directors is presently composed of ten members. The Class I directors, whose terms expire at the 2014 Annual Meeting, are John A. Orwin, Srinivas Akkaraju, David W. Gryska and John P. McLaughlin. The Class II directors, whose terms expire at the 2015 Annual Meeting, are Clay B. Siegall, Felix Baker and Nancy A. Simonian. The Class III directors, whose terms expire at the 2016 Annual Meeting, are Marc E. Lippman, Franklin M. Berger and Daniel G. Welch. Our stockholders only elect one class of directors at each annual meeting. The other classes continue to serve for the remainder of their three-year terms.

John A. Orwin, Srinivas Akkaraju, David W. Gryska and John P. McLaughlin have been recommended by the Nominating and Corporate Governance Committee of the Board of Directors for election at the Annual Meeting and have been nominated by the Board for election at the Annual Meeting as Class I directors for three-year terms expiring at the 2017 Annual Meeting. Each of these nominees is currently a director who, with the exception of Mr. Orwin, was previously elected by the stockholders. Mr. Orwin was recommended as a director to our Nominating and Corporate Governance Committee by our Chief Executive Officer.

John A. Orwin, Srinivas Akkaraju, David W. Gryska and John P. McLaughlin are elected by receiving the greatest number of votes cast for their election by holders of common stock that are present in person or represented by proxy at the meeting.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named herein. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence such shares will be voted for the election of such substitute nominees as the Nominating and Corporate Governance Committee may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

NOMINEES FOR THE BOARD OF DIRECTORS; CONTINUING DIRECTORS; RETIRING DIRECTOR

The names of the nominees and of the directors whose terms of office will continue after the Annual Meeting, their ages as of May 16, 2014, and certain other information about them are set forth below. The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a group, provides a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting and retaining members who complement and strengthen the skills of the other members of the Board and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee and continuing director that led the Nominating and Corporate Governance Committee and the Board to believe that such nominee or continuing director should continue to serve on the Board as of the date of this proxy statement.

Director Nominee	Age	Company Positions/Offices	Director Since	Term Expires
John A. Orwin	49	Director	January 2014	2014
Srinivas Akkaraju, M.D., Ph.D.	46	Director	July 2003	2014
David W. Gryska (1) (2)	58	Director	March 2005	2014
John P. McLaughlin (2) (3)	62	Director	June 2007	2014

Continuing Directors	Age	Company Positions/Offices	Director Since	Term Expires
Clay B. Siegall, Ph.D.	53	President, Chief Executive Officer and Chairman of the Board	December 1997	2015
Felix Baker, Ph.D. (1) (3)	45	Lead Independent Director	July 2003	2015
Nancy A. Simonian, M.D. (3)	53	Director	March 2012	2015
Marc E. Lippman, M.D.	69	Director	June 2000	2016
Franklin M. Berger (2)	64	Director	June 2004	2016 (4)
Daniel G. Welch (1)	55	Director	June 2007	2016

(1)	Current member of the Compensation Committee.

(2)	Current member of the Audit Committee.

(3)	Current member of the Nominating and Corporate Governance Committee.

(4)	Mr. Berger has notified our Board of Directors of his resignation from the Board, which resignation will be effective immediately following the Annual Meeting. Following the effectiveness of his resignation, there will be one vacancy in the class of directors whose term expires at the 2016 Annual Meeting of Stockholders.

There are no family relationships among any of the directors or executive officers of Seattle Genetics.

DIRECTOR NOMINEE PROFILES

John A. Orwin    Mr. Orwin has served as one of our directors since January 2014. Since June 2013, he has served as Chief Executive Officer and member of the Board of Relypsa, Inc., a publicly-traded clinical-stage pharmaceutical company. Prior to Relypsa, Mr. Orwin served as President and Chief Operating Officer of Affymax, Inc., a biotechnology company, from April 2010 to January 2011, and as their Chief Executive Officer and a member of their board of directors from February 2011 to May 2013. From 2005 to April 2010, Mr. Orwin served as Vice President and then Senior Vice President of the BioOncology Business Unit at Genentech, Inc. (now a member of the Roche Group), a biotechnology company, where he was responsible for all marketing, sales, business unit operations and pipeline brand management for Genentech’s oncology portfolio in the United States. From 2001 to 2005, Mr. Orwin served in various executive-level positions at Johnson & Johnson, a life sciences company, overseeing oncology therapeutic commercial and portfolio expansion efforts in the U.S. Prior to such roles, Mr. Orwin held senior marketing and sales positions at various life sciences and pharmaceutical companies, including Alza Corporation (acquired by Johnson & Johnson), Sangstat Medical Corporation (acquired by Genzyme), Rhone-Poulenc Rorer Pharmaceuticals, Inc. (merged with Sanofi-Aventis) and Schering-Plough Corporation (merged with Merck). Mr. Orwin serves as a member of the board of directors of Array BioPharma Inc., a biopharmaceutical company, and served on the board of directors of NeurogesX, Inc., a biopharmaceutical company, until July 2013. Mr. Orwin received an M.B.A. from New York University and a B.A. from Rutgers University. As a current and former senior executive of several other biotechnology companies, Mr. Orwin possesses a strong understanding of the biotechnology industry and the challenges we must meet in order to continue developing and commercializing ADCETRIS and our product candidates.

Srinivas Akkaraju, M.D., Ph.D.    Dr. Akkaraju has served as one of our directors since July 2003. Since April 2013, Dr. Akkaraju has been General Partner of Sofinnova Ventures. From January 2009 to April 2013, Dr. Akkaraju served as Managing Director of New Leaf Venture Partners. From August 2006 to December 2008, Dr. Akkaraju served as a Managing Director at Panorama Capital, LLC, a private equity firm founded by the former venture capital investment team of J.P. Morgan Partners, LLC, a private equity division of JPMorgan Chase & Co. Panorama Capital advised J.P. Morgan Partners as to its investment in Seattle Genetics. Prior to co-founding Panorama Capital, he was with J.P. Morgan Partners, which he joined in April 2001 and of which he became a Partner in January 2005. From October 1998 to April 2001, he was in Business and Corporate Development at Genentech, Inc. (now a member of the Roche Group), a biotechnology company, most recently as Senior Manager. Prior to joining Genentech, Dr. Akkaraju was a graduate student at Stanford University, where he received an M.D. and a Ph.D. in Immunology. He received his undergraduate degrees in Biochemistry and Computer Science from Rice University. In addition to Seattle Genetics, Dr. Akkaraju serves as a director of Intercept Pharmaceuticals, Inc., a publicly traded biotechnology company. Previously, Dr. Akkaraju served as a director on the boards of Versartis, Inc., Barrier Therapeutics, Inc., Eyetech Pharmaceuticals, Inc. and Synageva Biopharma Corp., all publicly traded biotechnology companies, and Amarin Corporation plc, a foreign publicly traded biotechnology company. Dr. Akkaraju has a strong scientific background coupled with extensive experience in private equity and venture capital investing from his work at J.P. Morgan, Panorama Capital, New Leaf and Sofinnova. This combination allows for Dr. Akkaraju to thoroughly understand our technology and provide strong business and strategic expertise.

David W. Gryska    Mr. Gryska has served as one of our directors since March 2005. From May 2012 to December 2012, Mr. Gryska served as Chief Operating Officer and from August 2012 to December 2012, interim Chief Executive Officer of Myrexis Inc., a public biotechnology company. From December 2006 to October 2010, he served as Senior Vice President and Chief Financial Officer of Celgene Corporation. From October 2004 to December 2006, he was a principal at Strategic Consulting Group, where he provided strategic consulting to early-stage biotechnology companies. Mr. Gryska served at Scios, Inc., a biopharmaceutical company, as Senior Vice President and Chief Financial Officer from November 2000 to October 2004, and as Vice President of Finance and Chief Financial Officer from December 1998 to November 2000. Scios was acquired by Johnson & Johnson in 2003. From 1993 to December 1998, he served as Vice President, Finance and Chief Financial Officer at Cardiac Pathways Corporation, a medical device company which was later acquired by Boston Scientific Corporation. Prior to Cardiac Pathways, Mr. Gryska served as a partner at Ernst & Young LLP, an accounting firm. During his eleven years at Ernst & Young LLP, he focused on technology industries, with an emphasis on biotechnology and healthcare companies. Mr. Gryska holds a B.A. in accounting and finance from Loyola University and an M.B.A. from Golden Gate University. In addition to Seattle Genetics, Mr. Gryska serves on the board of Aerie Pharmaceuticals, Inc., Argos Therapeutics, Inc. and PDL BioPharma, Inc. With his years of experience as Chief Financial Officer, at Celgene, Scios, and Cardiac Pathways, Mr. Gryska brings to the Board of Directors valuable and relevant experience as a senior financial executive at life sciences and biotechnology companies dealing with financings, mergers, acquisitions and global expansion and other strategic transactions. He also has extensive knowledge of accounting principles and financial reporting rules and regulations, tax compliance and oversight of the financial reporting processes of several large, publicly traded corporations, which assists Mr. Gryska in fulfilling his duties as chair of our Audit Committee.

John P. McLaughlin    Mr. McLaughlin has served as one of our Directors since June 2007. Since December 2008, Mr. McLaughlin has been President and Chief Executive Officer of PDL BioPharma, Inc., a publicly-traded biotechnology company. Previously he was Chief Executive Officer and a member of the Board of Directors of Anesiva, Inc., a biotechnology company, from January 2000 to June 2008. Prior to Anesiva, he was President of Tularik Inc., and before that spent 11 years at Genentech, Inc. in a number of senior management positions including Executive Vice President. Previously, Mr. McLaughlin represented pharmaceutical companies as a partner in a Washington, D.C. law firm that specializes in food and drug law and served as legal counsel to various subcommittees at the U.S. House of Representatives, drafting numerous measures that became U.S. Food and Drug Administration laws. Mr. McLaughlin was also co-founder, a director and Chairman of the Board of Eyetech Pharmaceuticals, Inc., which was acquired by OSI Pharmaceuticals in 2005. He was also a director and co-founder of Peak Surgical, Inc., a privately-held medical device company, which was acquired by Medtronic, Inc., a global medical device company. He is a director of PDL BioPharma, Inc. and AxoGen, Inc., a publicly-traded biotechnology company, and Avalanche Biotechnologies, Inc., a privately-held biotechnology company. In addition, Mr. McLaughlin previously served as a director of Anesiva, Inc., which was a publicly-traded company during Mr. McLaughlin’s service as a director. Mr. McLaughlin earned a B.A. from the University of Notre Dame and a J.D. from the Catholic University of America. As the current CEO of a biotechnology company and former senior executive of several other biotechnology companies, Mr. McLaughlin possesses a strong understanding of the biotechnology industry and the competitive landscape that we must address in order to commercialize our product candidates. In addition, his past experience representing pharmaceutical companies in food and drug law and his contributions to pharmaceutical legislation add a unique perspective that is valuable to our senior management.

THE BOARD RECOMMENDS A VOTE FOR ALL OF

THE NOMINEES FOR DIRECTOR NAMED ABOVE.

CONTINUING DIRECTOR PROFILES

Clay B. Siegall, Ph.D.    Dr. Siegall co-founded Seattle Genetics in 1997. He has served as our Chief Executive Officer since November 2002, as our President since June 2000, as one of our directors since December 1997 and as our Board chairman since March 2004. Dr. Siegall also served as our Chief Scientific Officer from December 1997 until November 2002. Prior to co-founding Seattle Genetics, Dr. Siegall was with the Bristol-Myers Squibb Pharmaceutical Research Institute from 1991 to 1997, most recently as a Principal Scientist. From 1988 to 1991, Dr. Siegall was a Staff Fellow/Biotechnology Fellow at the National Cancer Institute, National Institutes of Health. Dr. Siegall received a Ph.D. in Genetics from George Washington University and a B.S. in Zoology from the University of Maryland. In addition to Seattle Genetics, Dr. Siegall serves as a director of Ultragenyx Pharmaceutical Inc., a publicly-traded biotechnology company, Alder BioPharmaceuticals, Inc., a privately-held biotechnology company and Mirna Therapeutics, Inc., a privately-held biotechnology company. Dr. Siegall’s experience in founding and building Seattle Genetics is integral to our company and its mission. His scientific understanding along with his corporate vision and operational knowledge provide strategic guidance to our management team and the Board of Directors.

Felix Baker, Ph.D.    Dr. Baker has served as one of our directors since July 2003 and as our lead independent director since February 2005. Dr. Baker is a Managing Partner of Baker Brothers Investments which he and his brother, Julian Baker, founded in 2000. Dr. Baker’s firm manages Baker Brothers Investments, a family of long-term investment funds for major university endowments and foundations, which are focused on publicly traded life sciences companies. Dr. Baker’s career as a fund-manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch Family. Dr. Baker holds a B.S. and a Ph.D. in Immunology from Stanford University, where he also completed two years of medical school. In addition to Seattle Genetics, Dr. Baker currently serves as a director Synageva, Inc. and Genomic Health, Inc., both of which are publicly-traded biotechnology companies. In addition, Dr. Baker previously served as a director of Ardea BioScience, Inc., AnorMED Inc., Conjuchem, Inc., Neurogen Corporation and Trimeris, Inc., all of which were publicly-traded companies during Dr. Baker’s service as a director. As a board member and investor in many successful biotechnology companies, Dr. Baker is able to draw on his experience and vision in investing in and building companies to add significant value to Board of Director discussions and company strategy.

Nancy A. Simonian, M.D.    Dr. Simonian has served as one of our directors since March 2012. Since July 2012, Dr. Simonian has served as the Chief Executive Officer of Syros Pharmaceuticals, Inc., a privately held life science company focused on gene control therapeutics. From 2001 to October 2011, Dr. Simonian was with Millennium Pharmaceuticals, Inc.: The Takeda Oncology Company, most recently serving as Chief Medical Officer and Senior Vice President of Clinical, Medical and Regulatory Affairs. From 1995 to 2001, Dr. Simonian was at Biogen (now Biogen Idec) and most recently served as Vice President of Clinical Research where she was responsible for clinical development and medical affairs of the neurology and oncology pipeline, including Avonex® and Tysabri®. Dr. Simonian previously served as a director of the Personalized Medicine Coalition and ArQule, Inc., a publicly traded biotechnology company. Prior to joining the pharmaceutical industry, Dr. Simonian was on the faculty of Massachusetts General Hospital and Harvard Medical School as an assistant professor of neurology. She received a B.A. in Biology from Princeton University and an M.D. from the University of Pennsylvania Medical School. As a current and former senior executive of several other biotechnology companies, Dr. Simonian possesses a strong understanding of the biotechnology industry and the challenges that we must meet in order to develop and commercialize our product candidates.

Marc E. Lippman, M.D.    Dr. Lippman has served as one of our directors since June 2000. Since May 2007, Dr. Lippman has served as the Kathleen and Stanley Glaser Professor of Medicine at the University of Miami Leonard M. Miller School of Medicine. Dr. Lippman is also the Deputy Director of the Sylvester Comprehensive Cancer Center of University of Miami Leonard M. Miller School of Medicine. Previously, from February 2001 to May 2007 he served as the John G. Searle Professor and Chairman of the Department of Internal Medicine at the University of Michigan School of Medicine. Previously, Dr. Lippman was the Director of the Lombardi Cancer Research Center from July 1988 to February 2001, Professor and Chairman of the Department of Oncology from July 1999 to February 2001 and Professor of Medicine at Georgetown University

Medical School in Washington, D.C. from July 1988 to February 2001. He also served as Chief of the Division of Hematology-Oncology at Georgetown University Medical School from July 1995 to February 2001. He was Head of the Medical Breast Cancer Section of the Medicine Branch of the National Cancer Institute from July 1976 to July 1988. Dr. Lippman has authored over 400 peer-reviewed publications and one of the standard texts on breast cancer. He is a director of Ascenta Therapeutics, Inc., a privately-held biotechnology company. He received a B.A., magna cum laude, from Cornell and an M.D. from Yale where he was elected to Alpha Omega Alpha. Dr. Lippman’s extensive experience in treating patients and conducting oncology research at the National Cancer Institute and at the medical schools of the University of Miami, the University of Michigan and Georgetown University provides an important patient perspective and focus on innovation in our development of antibody-based therapies.

Daniel G. Welch    Mr. Welch has served as one of our Directors since June 2007. Since September 2003, Mr. Welch has been Chief Executive Officer and President of InterMune, Inc., a biotechnology company and in May 2007, he assumed the additional role of Chairman of the Board of InterMune. Before joining InterMune, he was Chairman and Chief Executive Officer of Triangle Pharmaceuticals from 2002 to 2003, which was acquired by Gilead in 2003. Prior to that, he was President of Biopharmaceuticals at Elan Corporation from 2000 to 2002. During his tenure at Elan he was responsible for its U.S. commercial operations, international subsidiaries, R&D and diagnostics businesses. From 1987 to 2000, Mr. Welch served in various senior management roles at Sanofi-Synthelabo, now Sanofi-Aventis, including Vice President of Worldwide Marketing and Chief Operating Officer of the U.S. business. Mr. Welch holds a B.A. from the University of Miami and an M.B.A. from the University of North Carolina. In addition to Seattle Genetics, Mr. Welch serves as a director of InterMune, Hyperion Therapeutics, Inc., a publicly-traded biotechnology company and Corium International, Inc., a privately-held biotechnology company. Mr. Welch’s global commercial background and strong senior executive experience at a wide range of biotechnology companies, including currently serving as CEO of a publicly traded biotechnology company, gives him insight into the strategy and planning for a biopharmaceutical company that is valuable to our senior management as well as the other members of our Board of Directors.

RETIRING DIRECTOR

Franklin M. Berger, CFA    Mr. Berger has served as one of our directors since June 2004. As noted above, Mr. Berger has notified our Board of Directors of his resignation from the Board, effective immediately following the Annual Meeting. Mr. Berger is a biotechnology industry analyst with over 25 years of experience in capital markets and financial analysis. He served most recently at Sectoral Asset Management as a founder of the small-cap focused NEMO Fund from 2007 through June 2008. Previously, he served as Managing Director, Equity Research and Senior Biotechnology Analyst at J.P. Morgan Securities from May 1998 to March 2003. In this position, he initiated team coverage of 26 biotechnology companies and was responsible for technical, scientific and clinical due diligence as well as company selection. Mr. Berger served in similar capacities at Salomon Smith Barney from August 1997 to May 1998 and at Josephthal & Co. from November 1991 to August 1997. He holds an M.B.A. from the Harvard Graduate School of Business Administration and an M.A. in International Economics and a B.A. in International Relations both from Johns Hopkins University. In addition to Seattle Genetics, Mr. Berger serves as a director of BELLUS Health, Inc. and Five Prime Therapeutics, Inc., both publicly-traded biotechnology companies. In addition, Mr. Berger previously served as a director of VaxGen, Inc., Isotechnika, Inc., Thallion Pharmaceuticals Inc., and Emisphere Technologies, Inc., all of which were publicly-traded companies during Mr. Berger’s service as a director. Mr. Berger’s financial background and experience as a business and financial consultant to pharmaceutical and biotechnology firms, and as an equity analyst in the biotechnology industry, combined with his experience serving on the boards of directors of multiple public companies was important to our strategic planning and financing activities as well as providing valuable experience in his role as a member of our Audit Committee.

EXECUTIVE OFFICERS

The executive officers of Seattle Genetics who are not also directors of Seattle Genetics, their ages as of May 16, 2014 and certain other information about them are set forth below:

Name of Non-Director Executive Officers	Age	Company Positions/Offices
Todd E. Simpson	53	Chief Financial Officer
Eric L. Dobmeier	45	Chief Operating Officer and Corporate Secretary
Jonathan Drachman, M.D.	52	Chief Medical Officer and Executive Vice President, Research and Development
Vaughn B. Himes, Ph.D.	53	Executive Vice President, Technical Operations and Process Science
Christopher S. Boerner, Ph.D.	43	Executive Vice President, Commercial

EXECUTIVE OFFICER PROFILES

Todd E. Simpson    Mr. Simpson has served as our Chief Financial Officer since October 2005. Previously, Mr. Simpson served from October 2001 to October 2005 as Vice President, Finance & Administration and Chief Financial Officer of Targeted Genetics Corporation, a biotechnology company. From January 1996 to October 2001, Mr. Simpson served as Vice President, Finance & Administration and CFO of Aastrom Biosciences, Inc., a biotechnology company. From August 1995 to December 1995, he served as Treasurer of Integra LifeSciences Corporation, a biotechnology company, which acquired Telios Pharmaceuticals, Inc., in August 1995. From 1992 until its acquisition by Integra, he served as Vice President of Finance and CFO of Telios and in various other finance-related positions. Mr. Simpson currently serves on the board of directors of Aquinox Pharmaceuticals, Inc. and on the executive committee of the board of directors of the Washington Biotechnology and Biomedical Association. Mr. Simpson is a certified public accountant, and from 1983 to 1992 he practiced public accounting with the firm of Ernst & Young LLP. Mr. Simpson received a B.S. in Accounting and Computer Science from Oregon State University.

Eric L. Dobmeier    Mr. Dobmeier joined Seattle Genetics in March 2002 and has served as our Chief Operating Officer since June 2011. Previously, he served in positions of increasing responsibility, most recently as our Chief Business Officer from May 2007 to June 2011. He has also served as our Corporate Secretary since March 2002. Prior to joining Seattle Genetics, Mr. Dobmeier was with the law firms of Venture Law Group and Heller Ehrman LLP where he represented technology companies in connection with public and private financings, mergers and acquisitions and corporate partnering transactions. Mr. Dobmeier also serves as a director of Stemline Therapeutics, Inc., a publicly-traded biotechnology company. Mr. Dobmeier received a J.D. from University of California, Berkeley School of Law and an A.B. in History from Princeton University.

Jonathan Drachman, M.D.    Dr. Drachman has served as our Chief Medical Officer and Executive Vice President, Research and Development since October 2013. Dr. Drachman previously served as our Senior Vice President, Research and Translational Medicine and various other positions of increasing authority. Prior to joining Seattle Genetics in November 2004, Dr. Drachman was Associate Professor in the Hematology Division, Department of Medicine at the University of Washington in Seattle, where he remains a Clinical Associate Professor of Medicine. He also served as Senior Investigator in the Division of Research and Education and Medical Director of the Umbilical Cord Blood Program at the Puget Sound Blood Center. Dr. Drachman received a B.A. in Biochemistry from Harvard University and an M.D. from Harvard Medical School. He completed his residency in Internal Medicine and fellowship in Medical Oncology at the University of Washington.

Vaughn B. Himes, Ph.D.    Dr. Himes joined Seattle Genetics as Executive Vice President, Technical Operations, in April 2009 and has served as our Executive Vice President, Technical Operations and Process Science since July 2012. Previously, Dr. Himes was with ZymoGenetics, Inc. from November 2005 to March

2009, most recently as Senior Vice President, Technical Operations where his responsibilities included commercial and clinical manufacturing, supply chain and logistics, quality control and process development. From March 2003 to October 2005, he was Vice President, Manufacturing at Corixa, Inc. Prior to that, he held Vice President positions in manufacturing and development at Targeted Genetics and Genovo. Dr. Himes received a Bachelor of Arts in Chemistry from Pomona College in California and a Ph.D. in Chemical Engineering from the University of Minnesota.

Christopher S. Boerner, Ph.D.    Dr. Boerner has served as our Executive Vice President, Commercial since February 2014. Previously, he was our Senior Vice President, Commercial, from March 2012 to February 2014 and our Vice President of Marketing from December 2010 until March 2012. Prior to that, he was with Dendreon Corporation from June 2010 to November 2010 where he led the marketing team. From 2002 to 2010, he was with Genentech, a member of the Roche Group, where he served in a variety of commercial roles, including Director of Marketing on Avastin, Director of Avastin franchise management and Associate Director of Oncology Market Development. Prior to Genentech, Dr. Boerner was with McKinsey & Company, a global strategic management consulting firm, where he worked on a variety of pharmaceutical sales and marketing engagements. Dr. Boerner received his Ph.D. and M.A. in Business Administration from the Haas School of Business at the University of California, Berkeley, and holds an A.B. in Economics and History from Washington University in St. Louis.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the listing standards of The NASDAQ Stock Market, a majority of the members of a listed company’s board of directors must qualify as “independent” as defined in Rule 5605(a)(2) of the NASDAQ listing standards, as affirmatively determined by the board of directors. Our Board of Directors consults with our internal and outside counsel to ensure that the Board of Directors’ determinations are consistent with all relevant laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards.

Management has reviewed the directors’ responses to a questionnaire asking about their transactions, relationships and arrangements with Seattle Genetics (and those of their immediate family members) and other potential conflicts of interest. Other than as described in this paragraph, these questionnaires did not disclose any transactions, relationships or arrangements that question the independence of our directors. After reviewing this information, our Board of Directors has determined that all of our directors are independent directors within the meaning of the applicable NASDAQ listing standards except for Clay B. Siegall, our President and Chief Executive Officer. The Board of Directors also considered Dr. Baker’s employment as a Managing Partner of Baker Brothers Investments, and the relationship Seattle Genetics has with Baker Brothers Investments and affiliated entities as significant stockholders in making the determination that Dr. Baker is independent. The Board of Directors also considered Dr. Simonian’s past employment with Millennium and the relationship Seattle Genetics has with Millennium for development of ADCETRIS® (brentuximab vedotin) in making the determination that Dr. Simonian is independent.

BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT

Board Leadership Structure

Our Board of Directors has chosen to combine the principal executive officer and Board chairman positions and, in addition, has appointed a separate lead independent director. Dr. Siegall has served as our principal executive officer and Board chairman since 2004. At the present time, the independent directors believe that Dr. Siegall’s in-depth knowledge of our operations and vision for its development make him the best-qualified director to serve as Board chairman. We believe that combining the positions of chief executive officer and Board chairman provides a single, clear chain of command to execute our strategic initiatives and business plans.

In addition, we believe that a combined chief executive officer/Board chairman is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. We also believe that it is advantageous to have a Board chairman with an extensive history with and knowledge of Seattle Genetics (as is the case with our chief executive officer) as compared to an independent Board chairman with less direct involvement.

The position of lead independent director has been structured to serve as an effective balance to a combined chief executive officer/Board chairman. Since February 2005, Felix Baker has served as the lead independent director of the Board. His duties include, among others:

•	providing leadership to the Board complementary to the Board chairman;

•	working with the Board chairman and Corporate Secretary to set the agenda for Board meetings;

•	chairing regular meetings of independent directors without management present; and

•	chairing Board meetings if the Board chairman is not in attendance.

Board Risk Oversight

Our Board of Directors has overall responsibility for risk oversight with a focus on the most significant risks facing Seattle Genetics. Throughout the year, the Board and the committees to which it has delegated responsibility dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail. Strategic and operational risks are presented and discussed in the context of the Chief Executive Officer’s report on operations to the Board at regularly scheduled Board meetings and at presentations to the Board and its committees by the respective committee chairmen, our Chief Financial Officer, our Senior Vice President, Legal Affairs and Compliance and General Counsel, and other officers.

The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:

•

The Audit Committee oversees Seattle Genetics’ risk policies and processes relating to our financial statements and financial reporting processes, as well as healthcare compliance risks, key credit risks, liquidity risks, market risks and the guidelines, policies and processes for monitoring and mitigating those risks. In fulfilling this role, the Audit Committee conducts a quarterly risk-assessment process and reports its finding to the full Board of Directors. The Audit Committee also reviews and oversees related party transactions on behalf of Seattle Genetics.

•

The Compensation Committee evaluates the risks and rewards associated with our compensation philosophy and programs. As discussed in more detail below in this proxy statement under the heading “Compensation of Executive Officers-Compensation and Risk”, the Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

•

The Nominating and Corporate Governance Committee oversees risks related to Seattle Genetics’ governance structure and processes. In addition, our General Counsel works with our committees and Board to develop risk identification, risk management and risk mitigation strategies and reports periodically to the Board and the committees on Seattle Genetics’ risk profile and various management and mitigation strategies.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During 2013, the Board met six times and acted by written consent twice. On at least a quarterly basis, the Board meets in executive sessions of independent directors without management present. The Board has several committees, including a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. During 2013, each of our directors attended at least 75% of the aggregate of Board and applicable committee meetings on which he or she served during 2013 for the period that he or she was a director or committee member.

Information about the Compensation Committee

The Compensation Committee consists of Felix Baker (chairman), David W. Gryska and Daniel G. Welch. The Board of Directors has determined that all of the members of the Compensation Committee currently serving are “independent” as that term is defined in Rule 5605(a)(2) of the NASDAQ listing standards. In determining whether Dr. Baker, Mr. Gryska and Mr. Welch are independent within the meaning of the NASDAQ listing standards pertaining to membership of the Compensation Committee that will be in effect for Seattle Genetics as of the Annual Meeting, our Board of Directors determined that, based on its consideration of factors specifically relevant to determining whether any such director has a relationship to Seattle Genetics that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, no member of the Compensation Committee has a relationship that would impair that member’s ability to make independent judgments about our executive compensation. In particular, our Board of Directors considered, among other things, the source of each member’s compensation, including compensation paid to such member by us, and also considered Dr. Baker’s employment as a Managing Partner of Baker Brothers Investments, and the relationship Seattle Genetics has with Baker Brothers Investments and affiliated entities as significant stockholders and determined that such compensation and affiliation, as applicable, would not impair the applicable member’s ability to make independent judgments about our executive compensation. In the case of Dr. Baker, our Board of Directors determined that, given his affiliation with our largest stockholder, his interests are aligned with other stockholders in seeking an appropriate executive compensation program for Seattle Genetics.

The Compensation Committee held three meetings and acted by written consent three times during 2013. The functions of the Compensation Committee are to establish and administer our policies regarding annual executive salaries, cash incentives and long-term equity incentives. The Compensation Committee also administers our 1998 Stock Option Plan, Amended and Restated 2007 Equity Incentive Plan and Amended and Restated 2000 Employee Stock Purchase Plan, as well as our yearly Senior Executive Annual Bonus Plans. The Compensation Committee also reviews with management our Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings. The Compensation Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the Compensation Committee charter can be viewed on our website at www.seattlegenetics.com. Under its charter, the Compensation Committee has the authority, in its sole discretion, to retain (or obtain the advice of) any compensation consultant, legal counsel or other adviser to assist it in the performance of its duties. The Compensation Committee also has the direct responsibility for the appointment, compensation and oversight of the work of any advisers retained or engaged by the Compensation Committee. Finally, the Compensation Committee has the sole authority to approve the reasonable fees and the other terms and conditions of the engagement of any such advisor, including authority to terminate the engagement. We must provide for appropriate funding, as determined by the Compensation Committee, for the payment of reasonable compensation to any such adviser retained by the Compensation Committee.

For information regarding our processes and procedures for the consideration and determination of executive and director compensation, please see “Compensation of Executive Officers—Compensation Discussion and Analysis” and “Director Compensation,” respectively.

Information about the Audit Committee

The Audit Committee consists of David W. Gryska (chairman), Franklin M. Berger and John P. McLaughlin. The Board of Directors has determined that all of the members of the Audit Committee are “independent” within the meaning of Rules 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards. The Board of Directors has determined that Mr. Gryska is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee held seven meetings during 2013. Among its responsibilities, the Audit Committee appoints and establishes the fees for our independent registered public accounting firm, reviews and approves the procedures we use to prepare our periodic reports, reviews our critical accounting policies, reviews the independence of the independent registered public accounting firm, monitors the effectiveness of the audit effort and oversees our financial and accounting organization and our system of internal accounting controls. The Audit Committee operates under a written charter setting forth the functions and responsibilities of the committee, which is reviewed annually and amended as necessary by the Audit Committee and the Board of Directors to ensure compliance with all applicable laws and regulations, including the Sarbanes-Oxley Act of 2002 and corporate governance standards adopted by NASDAQ. A copy of the Audit Committee charter can be viewed on our website at www.seattlegenetics.com.

Information about the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of John P. McLaughlin (chairman), Felix Baker and Nancy A. Simonian, who replaced Mr. Berger on the committee in March 2013. The Board of Directors has determined that all of the members of the Nominating Committee, including Mr. Berger, are “independent” as that term is defined in Rule 5605(a)(2) of the NASDAQ listing standards.

The Nominating and Corporate Governance Committee met once and acted by written consent once during 2013. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as members of the Board of Directors, recommending nominees to the Board for election as directors of Seattle Genetics and as members of the committees of the Board of Directors, as well as developing and making recommendations to the Board’s corporate governance guidelines and providing oversight with respect to corporate governance and ethical conduct. The Nominating and Corporate Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the Nominating and Corporate Governance Committee charter can be viewed on our website at www.seattlegenetics.com.

The Nominating and Corporate Governance Committee assesses many characteristics and diversity considerations when reviewing director candidates and these characteristics are set forth in our Nominating and Corporate Governance Committee charter. Among the characteristics to be considered are such person’s professional background, business experience, judgment and integrity, familiarity with the biotechnology industry, applicable expertise and the interplay of the candidate’s experience and skills with those of other Board members. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board and its committees, as well as the nature and time involved in a director’s service on other boards. The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds; however, the Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If there is a vacancy on the Board as a result of a resignation or otherwise, or if the Board decides not to nominate a member for re-election or decides to add a member to the Board, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above and the Board’s needs. Current members of the Board are asked to submit suggestions as to individuals meeting the criteria described above. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we may in the future decide to retain a third-party search firm.

In accordance with our bylaws and applicable law, nominations for directors may be made by any stockholder of record entitled to vote for the election of directors at stockholder meetings held for such purpose. The requirements a stockholder must follow for nominating persons for election as directors are set forth in our bylaws and under the heading “Proposals for 2015 Annual Meeting.” The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders. In order to recommend director candidates to the Nominating and Corporate Governance Committee, stockholders should follow the procedures in our bylaws for director nominations. If a stockholder complies with these procedures for recommending persons for election as directors, the Nominating and Corporate Governance Committee will conduct the appropriate and necessary inquiries into the backgrounds, qualifications and skills of the recommended candidates and, in the exercise of the Nominating and Corporate Governance Committee’s independent judgment in accordance with the policies and procedures adopted in the Nominating and Corporate Governance Committee’s charter, will determine whether to recommend the candidate(s) recommended by the stockholders to the Board for inclusion in the list of candidates for election as directors at the next stockholder meeting held to elect directors. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates director candidates based on whether or not the candidate was recommended by a stockholder.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our Annual Meetings of Stockholders, directors are encouraged to attend. All of our directors then serving attended the 2013 annual meeting of stockholders.

CERTAIN OTHER CORPORATE GOVERNANCE MATTERS

Communications with the Board of Directors

Our Board of Directors currently does not have a formal process for stockholders to send communications to the Board of Directors. Nevertheless, efforts are made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders on a timely basis. The Board does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. However, stockholders wishing to formally communicate with the Board of Directors may send communications directly to Seattle Genetics, Inc., Attention: Investor Relations, 21823 – 30th Drive SE, Bothell, WA 98021, and the communication will be forwarded, as appropriate. If the communication regards a stockholder proposal to be considered at an annual meeting of stockholders, the methods and timing for submitting a stockholder proposal are covered under the heading “Proposals for 2015 Annual Meeting.”

Code of Ethics

The Board of Directors has adopted a Code of Ethics for all directors, officers and employees of Seattle Genetics, Inc. A copy of the Code of Ethics can be viewed on our website at www.seattlegenetics.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Ethics by posting such information on our website at the website address specified above.

Whistleblower Policy

Seattle Genetics has adopted a Whistleblower Policy applicable to its employees that provides for protection from retaliation or discrimination by Seattle Genetics due to reporting issues relating to compliance with applicable laws and regulations.

DIRECTOR COMPENSATION

Cash Compensation.    Our nonemployee directors received an annual retainer of $50,000 in 2013 for their service on the Board, plus reimbursement for out-of-pocket expenses incurred in connection with attendance at Board and Board committee meetings, and our lead independent director received an additional retainer of $12,000 in 2013. Our nonemployee directors also received the following additional annual retainers for service on committees of the Board in 2013:

Committee	Chairman	Member
Audit Committee	$20,000	$10,000
Compensation Committee	$15,000	$8,000
Nominating and Corporate Governance Committee	$10,000	$5,000

If a nonemployee director has not served on the Board or a Board committee for the full year, the Board and any applicable Board committee retainers may be prorated for the portion of the year served.

Equity Compensation.    Our Board has established a policy of providing each person who becomes a nonemployee director of Seattle Genetics an initial nonstatutory stock option to purchase shares of our common stock and an initial restricted stock unit grant. Such grants are to be made under our Amended and Restated 2007 Equity Incentive Plan, or the 2007 Plan, provided that if Proposal No. 2 is approved by our stockholders, all such grants to be made on or after the date of the Annual Meeting will be made under the 2007 Plan, as amended and restated by the Board in February 2014, or the Restated 2007 Plan. For purposes of this section, the “2007 Plan” refers to either the 2007 Plan or the Restated 2007 Plan, as applicable. These initial awards are granted on the date on which a recipient first becomes a nonemployee director of Seattle Genetics. John A. Orwin received initial awards in connection with his appointment as a director in January 2014. In addition, on the date of each annual meeting of stockholders, each nonemployee director is granted an annual nonstatutory stock option to purchase shares of common stock and an annual restricted stock unit grant each under the 2007 Plan if, on such date, he or she had served on the Board for at least six months. In 2013, nonemployee directors became eligible for an initial nonstatutory stock option to purchase 12,500 shares of common stock and an initial restricted stock unit grant covering 5,000 shares of common stock, and an annual nonstatutory stock option to purchase 8,750 shares of common stock and an annual restricted stock unit grant covering 3,500 shares of common stock. Accordingly, Felix Baker, Nancy A. Simonian, Marc E. Lippman, Franklin M. Berger, Srinivas Akkaraju, David W. Gryska, John P. McLaughlin and Daniel G. Welch are expected to each receive an annual option for 8,750 shares of common stock and an annual restricted stock unit grant covering 3,500 shares of common stock under the 2007 Plan on the date of the Annual Meeting. However, John A. Orwin will not receive annual grants because he will not have served as a director for at least six months as of the time of the 2014 Annual Meeting. Prior to March 2011, initial and annual grants were made pursuant to our 2000 Directors’ Stock Option Plan, or the Directors’ Plan, which expired in March 2011. Notwithstanding the above description, Srinivas Akkaraju and Felix Baker were not granted an initial option under the Directors’ Plan upon becoming directors of Seattle Genetics because they joined the Board in conjunction with their affiliated investment funds making substantial equity investments in Seattle Genetics.

The annual options and restricted stock units granted under the 2007 Plan (and the Directors’ Plan with respect to options granted prior to its expiration in March 2011) become fully exercisable on the day before the anniversary of the date of grant of the annual option, and the initial options granted under the 2007 Plan (and the Directors’ Plan with respect to options granted prior to its expiration in March 2011) become exercisable as to 1/4th of the shares subject to the initial option on the first anniversary of the date of grant and as to 1/36th of the remaining shares subject to the initial option ratably each month thereafter. The initial restricted stock units under the 2007 Plan will vest in full upon the third anniversary of grant. In addition, all nonemployee directors receive full acceleration of vesting of any outstanding options or restricted stock units under the 2007 Plan and the Directors’ Plan, as applicable, immediately prior to a change in control of Seattle Genetics. The exercise price of the initial options and the annual options is equal to the fair market value of our common stock on the NASDAQ Global Select Market on the date the option is granted. Both initial options and annual options under the 2007 Plan and the Directors’ Plan have ten year terms. The options granted to nonemployee directors under the 2007 Plan and the Directors’ Plan remain exercisable for up to ninety days following the grantee’s termination of service, unless such termination is a result of death or disability, in which case the options remain exercisable for up to a twelve-month period (or such lesser period as is determined by the Board). Felix Baker, Nancy A. Simonian, Marc E. Lippman, Franklin M. Berger, Srinivas Akkaraju, David W. Gryska, John P. McLaughlin and Daniel G. Welch, each received an annual option for 8,750 shares and an annual restricted stock unit grant for 3,500 shares under the 2007 Plan on May 17, 2013, the date of our 2013 Annual Meeting. Although we anticipate that our Board of Directors will continue our equity compensation arrangements for nonemployee directors on the same terms as described above for initial and annual equity grants under the 2007 Plan, it is within the Board’s discretion to continue our equity compensation arrangements for nonemployee directors, and the Board may determine to implement new or revised equity compensation arrangements for our nonemployee directors that differ from those described above.

In order to align the interests of the directors with Seattle Genetics’ stockholders, our Corporate Governance Guidelines state that all directors should, not later than five years from the date an individual becomes a director, own a number of shares of Seattle Genetics common stock with a value not less than three times the annual cash retainer paid by Seattle Genetics to such director, and thereafter such director should continue to own a number of shares with such value until he or she is no longer a director. All of our then-current directors were in compliance with these director ownership guidelines as of December 31, 2013, the date the Nominating and Corporate Governance Committee used to assess such compliance for 2013.

Processes and Procedures for Determining Director Compensation.    The full Board of Directors considers and determines director compensation and seeks input from executive officers and outside compensation consultants as it deems appropriate. For example, in September 2012, Compensia, Inc., our Compensation Committee’s compensation consultant, conducted a survey of director compensation at our then peer group companies to compare our director compensation to director compensation at these peer group companies. As a result of that survey, we adjusted our nonemployee director compensation beginning in 2013 to better reflect the average compensation received by members of the boards of directors of our peer companies. Our nonemployee director compensation arrangements for 2013 are discussed above. We review our peer group companies periodically and our peer group for 2013 is listed under the heading “Compensation Discussion and Analysis—Compensation Philosophy and Objectives.”

Director Compensation Table.    The following table sets forth all of the compensation awarded to or earned by each person who served as a nonemployee director during 2013. Dr. Siegall, our only employee director, receives no compensation for Board service but is reimbursed for reasonable and customary travel expenses. Mr. Orwin is not included in the table below since he joined our Board in January 2014.

Name	Fees Earned ($)	Stock Awards ($) (1) (11)	Option Awards ($) (2) (11)	Total ($)
Marc E. Lippman, M.D. (3)	50,000	128,450	135,153	313,603
Franklin M. Berger (4)	62,654	128,450	135,153	326,257
Srinivas Akkaraju, M.D., Ph.D. (5)	50,000	128,450	135,153	313,603
David W. Gryska (6)	76,596	128,450	135,153	340,199
Felix Baker, Ph.D. (7)	82,000	128,450	135,153	345,603
John P. McLaughlin (8)	70,000	128,450	135,153	333,603
Daniel G. Welch (9)	58,000	128,450	135,153	321,603
Nancy A. Simonian (10)	53,750	128,450	135,153	317,353

(1)	The amounts in this column represent the aggregate full grant date fair value of restricted stock units granted during 2013 in accordance with FASB ASC Topic 718 with no estimate for future forfeitures, which value is based on the closing price of our common stock on the date of grant.

(2)	The amounts in this column represent the aggregate full grant date fair value of options or awards granted during 2013 calculated in accordance with FASB ASC Topic 718 with no estimate for future forfeitures. For information regarding the assumptions used in calculating these amounts, see Note 12 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

(3)	The fees earned by Dr. Lippman consist of a $50,000 retainer for Board service. The stock awards amount represents the grant date fair value of restricted stock units granted on May 17, 2013. The option awards amount represents the grant date fair value of an option granted on May 17, 2013.

(4)	Mr. Berger was a member of our Nominating and Corporate Governance Committee for a portion of the year, and a member of our Audit Committee in 2013. The fees earned include a $50,000 retainer for Board service, an $11,404 (prorated) retainer for service on the Audit Committee (including as Chairman for a period of 2013), and a $1,250 (prorated) retainer for service as a member of our Nominating and Corporate Governance Committee. The stock awards amount represents the grant date fair value of restricted stock units granted on May 17, 2013. The option awards amount represents the grant date fair value of an option granted on May 17, 2013.

(5)	The fees earned by Dr. Akkaraju consist of a $50,000 retainer for Board service. The stock awards amount represents the grant date fair value of restricted stock units granted on May 17, 2013. The option awards amount represents the grant date fair value of an option granted on May 17, 2013.

(6)	Mr. Gryska was chairman of our Audit Committee and a member of our Compensation Committee in 2013. The fees earned include a $50,000 retainer for Board service, an $18,596 (prorated) retainer for service as a member and Chairman of the Audit Committee during 2013, and an $8,000 retainer for service as a member of the Compensation Committee. The stock awards amount represents the grant date fair value of restricted stock units granted on May 17, 2013. The option awards amount represents the grant date fair value of an option granted on May 17, 2013.

(7)	Dr. Baker was our lead independent director, chairman of our Compensation Committee and a member of our Nominating and Corporate Governance Committee in 2013. The fees earned include a $50,000 retainer for Board service, a $12,000 retainer for service as the lead independent director, a $15,000 retainer for service as the chairman of our Compensation Committee, and a $5,000 retainer for service as a member of our Nominating and Corporate Governance Committee. The stock awards amount represents the grant date fair value of restricted stock units granted on May 17, 2013. The option awards amount represents the grant date fair value of an option granted on May 17, 2013.

(8)	Mr. McLaughlin was chairman of our Nominating and Corporate Governance Committee and a member of our Audit Committee in 2013. The fees earned include a $50,000 retainer for Board service, a $10,000 retainer for service as a member of our Audit Committee and a $10,000 retainer as chairman of our Nominating and Corporate Governance Committee. The stock awards amount represents the grant date fair value of restricted stock units granted on May 17, 2013. The option awards amount represents the grant date fair value of an option granted on May 17, 2013.

(9)	Mr. Welch was a member of our Compensation Committee in 2013. The fees earned include a $50,000 retainer for Board service, and an $8,000 retainer for service as a member of our Compensation Committee. The stock awards amount represents the grant date fair value of restricted stock units granted on May 17, 2013. The option awards amount represents the grant date fair value of an option granted on May 17, 2013.

(10)	Dr. Simonian was a member of our Nominating and Corporate Governance Committee for a portion of 2013. The fees earned include a $50,000 retainer for Board service, and a $3,750 (prorated) retainer for service as a member of our Nominating and Corporate Governance Committee. The stock awards amount represents the grant date fair value of restricted stock units granted on May 17, 2013. The option awards amount represents the grant date fair value of an option granted on May 17, 2013.

(11)	As of December 31, 2013, our nonemployee directors listed in the table above held outstanding stock awards and options, as follows:

Name	Number of Shares Underlying Outstanding Restricted Stock Units	Number of Shares Subject to Outstanding Options
Marc E. Lippman, M.D	3,500	71,750
Franklin M. Berger	3,500	51,250
Srinivas Akkaraju, M.D., Ph.D.	3,500	48,750
David W. Gryska	3,500	76,250
Felix Baker, Ph.D.	3,500	121,250
John P. McLaughlin	3,500	81,250
Daniel G. Welch	3,500	100,131
Nancy A. Simonian	3,500	33,750

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 21, 2014 (except as noted) regarding the beneficial ownership of our common stock by each director (including each nominee for director), by each person or group of affiliated persons known to us to beneficially own five percent or more of our outstanding common stock, by each named executive officer and by all executive officers and directors as a group. Unless otherwise indicated, the address of the individuals and entities below is c/o Seattle Genetics, Inc., 21823 – 30th Drive SE, Bothell, WA 98021.

Name and Address	Total Common Stock Equivalents (1)	Percent of Common Stock Equivalents (2)
Felix Baker, Ph.D. (3)	20,860,676	16.9%
Baker Brothers Advisors, LLC 667 Madison Avenue, 21st Floor New York, NY 10065

FMR LLC (4)	18,376,030	14.9%
245 Summer Street Boston, MA 02210

Baillie Gifford & Co. (5)	13,315,804	10.8%
Calton Square 1 Greenside Row Edinburgh EH1 3AN Scotland United Kingdom

PRIMECAP Management Company (6)	10,523,157	8.5%
225 South Lake Avenue, #400 Pasadena, CA 91101

Capital Group International, Inc. (7)	7,536,078	6.1%
11100 Santa Monica Boulevard Los Angeles, CA 90025

BlackRock, Inc. (8)	7,371,957	6.0%
40 East 52nd Street New York, NY 10055

Columbia Wanger Asset Management, LLC (9)	6,701,000	5.4%
227 West Monroe Street, Suite 3000 Chicago, IL 60606

The Vanguard Group (10)	6,513,889	5.3%
100 Vanguard Blvd. Malvern, PA 19355

Clay B. Siegall, Ph.D. (11)	2,350,174	1.9

Todd E. Simpson (12)	143,146	*

Eric L. Dobmeier (13)	70,884	*

Jonathan Drachman, M.D. (14)	290,790	*

Vaughn Himes, Ph.D. (15)	311,010	*

Christopher A. Boerner, Ph.D. (16)	130,464	*

Marc E. Lippman, M.D. (17)	190,220	*

Franklin M. Berger (18)	248,470	*

David W. Gryska (19)	98,000	*

John P. McLaughlin (20)	109,750	*

Daniel G. Welch (21)	109,750	*

Srinivas Akkaraju, M.D., Ph.D. (22)	62,655	*

Nancy A. Simonian, M.D. (23)	25,791	*

John A Orwin (24)	0	*

All directors and executive officers as a group (25)	25,001,760	20.3

*	Less than one percent

(1)	Beneficial ownership is determined in accordance with SEC rules. In computing the beneficial ownership we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares of common stock beneficially owned includes common stock which the named person has the right to acquire, through option exercise or otherwise, within 60 days after March 21, 2014.

(2)	Percentage of common stock equivalents is based on a total of 123,109,392 shares of common stock outstanding as of March 21, 2014. For each named person, the percentage ownership includes common stock that the person has the right to acquire within 60 days after March 21, 2014, as described in Footnote 1. However, such shares are not deemed outstanding with respect to the calculation of ownership percentage for any other person. In some cases, beneficial ownership calculations for five percent or greater stockholders are based solely on publicly-filed Schedules 13D or 13G, which five percent or greater stockholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2013.

(3)	Includes 3,868,576 shares of common stock owned by 667, L.P., 15,131,223 shares of common stock owned by Baker Brothers Life Sciences, L.P. and 323,148 shares of common stock owned by 14159, L.P. Felix Baker is a Managing Member of the investment advisors of each of the entities listed above and shares voting and dispositive power with respect to the shares held by each such entity and disclaims beneficial ownership of such shares in which he has no pecuniary interest. Also includes 121,250 shares issuable upon exercise of options held by Dr. Baker that are exercisable within 60 days of March 21, 2014, 3,500 restricted stock units that vest within 60 days of March 21, 2014 and 77,004 shares of common stock held by Dr. Baker directly. Dr. Baker is a manager of FBB2 and has voting and investment power over 18,243 shares of common stock held by FBB2.

(4)	The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on February 14, 2014. According to the Schedule 13G/A, FMR LLC has sole power to vote or direct the vote of 97,646 shares of common stock and sole power to dispose or to direct the disposition of 18,376,030 shares of common stock. According to the Schedule 13G/A, Fidelity Growth Company Fund has the right to receive or the power to direct dividends from, or the proceeds from the sale of, 9,773,840 shares of common stock. The Schedule 13G/A filed by the reporting person provides information as of December 31, 2013 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2013 and March 21, 2014.

(5)	The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on January 10, 2014. According to the Schedule 13G/A, Baillie Gifford & Co. has sole voting power over 8,831,144 shares of common stock and sole dispositive power over 13,315,804 shares of common stock. According to the Schedule 13G/A, the shares are held by Baillie Gifford & Co. and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. The Schedule 13G/A filed by the reporting person provides information as of December 31, 2013 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2013 and March 21, 2014.

(6)	The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on February 14, 2014. According to the Schedule 13G/A, PRIMECAP Management Company has sole voting power over 8,063,700 shares of common stock and sole dispositive power over 10,523,157 shares of common stock. The Schedule 13G/A filed by the reporting person provides information as of December 31, 2013 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2013 and March 21, 2014.

(7)

The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting persons on February 7, 2014. According to the Schedule 13G/A, Capital Group International, Inc. (“CGII”) has sole voting power over 6,269,067 shares of common stock and sole dispositive power over 7,536,078 shares of common stock, and Capital Guardian Trust Company (“CGTC”) has sole voting power over 5,230,367 shares of common stock and sole dispositive power over 6,374,378 shares of common stock. According to the Schedule 13G/A, CGII is the parent holding company of a group of investment management companies, including CGTC. The Schedule 13G/A filed by the reporting persons provides information as of December 31, 2013 and, consequently, the beneficial ownership of the reporting persons may have changed between December 31, 2013 and March 21, 2014.

(8)	The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on January 30, 2014. According to the Schedule 13G, BlackRock, Inc. has sole voting power over 6,875,243 shares of common stock and sole dispositive power over 7,371,957 shares of common stock. The Schedule 13G/A filed by the reporting person provides information as of December 31, 2013 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2013 and March 21, 2014.

(9)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the reporting person on February 6, 2014. According to the Schedule 13G/A, Columbia Wanger Asset Management, LLC (“CWAM”) has sole voting power over 6,323,000 shares of common stock and sole dispositive power over 6,701,000 shares of common stock. According to the Schedule 13G/A, CWAM does not directly own any of the shares of common stock reported in the table above. As the investment adviser of various unregistered and registered investment companies and managed accounts, CWAM may be deemed to beneficially own these shares. The Schedule 13G filed by the reporting person provides information as of December 31, 2013 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2013 and March 21, 2014.

(10)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the reporting person on February 11, 2014. According to the Schedule 13G, the Vanguard Group has sole voting power over 68,426 shares of common stock, sole dispositive power over 6,453,463 shares of common stock, and shared dispositive power over 60,426 shares of common stock. The Schedule 13G filed by the reporting person provides information as of December 31, 2013 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2013 and March 21, 2014.

(11)	Includes 1,583,728 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 21, 2014.

(12)	Includes 35,485 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 21, 2014.

(13)	Includes 54,134 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 21, 2014.

(14)	Includes 290,620 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 21, 2014.

(15)	Includes 297,225 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 21, 2014.

(16)	Includes 127,450 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 21, 2014.

(17)	Includes 68,750 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 21, 2014 and 3,500 restricted stock units that vest within 60 days of March 21, 2014.

(18)	Includes 43,750 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 21, 2014 and 3,500 restricted stock units that vest within 60 days of March 21, 2014.

(19)	Includes 76,250 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 21, 2014 and 3,500 restricted stock units that vest within 60 days of March 21, 2014.

(20)	Includes 81,250 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 21, 2014 and 3,500 restricted stock units that vest within 60 days of March 21, 2014.

(21)	Includes 100,131 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 21, 2014 and 3,500 restricted stock units that vest within 60 days of March 21, 2014.

(22)	Includes 48,750 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 21, 2014 and 3,500 restricted stock units that vest within 60 days of March 21, 2014.

(23)	Includes 22,291 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 21, 2014 and 3,500 restricted stock units that vest within 60 days of March 21, 2014.

(24)	Mr. Orwin has served as one of our directors since January 2014.

(25)	Includes 2,951,064 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 21, 2014 and 28,000 restricted stock units that vest within 60 days of March 21, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than ten percent of our common stock to file initial reports of ownership and changes in ownership of our common stock. These reporting persons are required by SEC regulations to furnish us with copies of all Section 16 reports they file. To our knowledge, based primarily on our review of the copies of such reports received or written representations from certain of these reporting persons that no other reports were required, we believe that during the fiscal year ended December 31, 2013, all of these reporting persons complied with all applicable filing requirements, except that two Form 4 filings, each reporting the grant of an annual stock option and restricted stock unit award to an executive officer, were filed one and ten days late in August and November 2013, respectively.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF

THE SEATTLE GENETICS, INC.

AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

In February 2007, the Board adopted, and the stockholders subsequently approved, the Seattle Genetics, Inc. 2007 Equity Incentive Plan. In August 2009, the Board amended and restated the Seattle Genetics, Inc. 2007 Equity Incentive Plan to provide for acceleration of vesting in connection with specified change in control events. In March 2010, the Board approved, and the stockholders subsequently approved in May 2010, the further amendment and restatement of the Seattle Genetics, Inc. 2007 Equity Incentive Plan to, among other things, increase the number of shares authorized for issuance and revise the definition of “change in control” under the plan. In February 2012, the Board approved, and the stockholders subsequently approved in May 2012, the further amendment and restatement of the Seattle Genetics, Inc. 2007 Equity Incentive Plan to, among other things, increase the number of shares authorized for issuance and strengthen the prohibition on repricing underwater awards under the plan. Throughout this proxy statement, we refer to the Seattle Genetics, Inc. 2007 Equity Incentive Plan, as amended and restated by the Board in August 2009, March 2010 and February 2012 and as approved by the stockholders in May 2010 and May 2012, as the “2007 Plan”.

The Board approved the further amendment and restatement of the 2007 Plan in February 2014, subject to stockholder approval, to, among other things, increase the number of shares authorized for issuance under the 2007 Plan by 4,500,000 shares of common stock. Throughout this proxy statement, we refer to the 2007 Plan, as amended and restated by the Board in February 2014, as the “Restated 2007 Plan”.

Why You Should Vote for the Restated 2007 Plan

Equity Awards Are an Important Part of Our Compensation Philosophy

The Restated 2007 Plan is critical to our ongoing effort to build stockholder value. As discussed in the Compensation Discussion and Analysis beginning on page 44 of this proxy statement, equity awards are central to our compensation program. Equity compensation represents a significant percentage of the at-risk, or variable, portion of our executive officers’ compensation arrangements. We believe that it is appropriate to align the interests of our executive officers with those of our stockholders to achieve and sustain long-term stock price growth. Additionally, equity awards represent a significant portion of the compensation we pay to each of the non-employee members of the Board.

The Board believes we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the extraordinarily talented employees and other service providers necessary for our continued growth and success. The share reserve of the Restated 2007 Plan is structured to ensure that we have a sufficient number of shares to continue to utilize a broad array of equity incentives in order to secure and retain the services of our and our affiliates’ employees, directors and consultants, and to provide incentives for such persons to exert maximum efforts toward our success.

In the event that our stockholders do not approve this Proposal No. 2, the Restated 2007 Plan will not become effective and the 2007 Plan will continue in its current form. However, without the Restated 2007 Plan, we believe that the shares available for grant under the 2007 Plan will be insufficient to meet our anticipated employee recruiting and retention needs.

We Manage Our Equity Award Use Carefully and Dilution Is Reasonable

We manage our long-term stockholder dilution by limiting the number of equity awards granted annually. The Board carefully monitors our annual burn rate, dilution, and equity expense to ensure that we maximize stockholders’ value by granting only the appropriate number of equity awards necessary to attract, reward, and retain employees.

The following table shows our responsible burn rate history.

	FY13	FY12	FY11
Gross Burn Rate as a % of Outstanding (1)	1.70%	2.19%	2.96%
Adjusted Burn Rate as a % of Outstanding (2)	1.25%	1.83%	2.83%

(1)	Gross Burn Rate is calculated as: (shares subject to options granted + shares subject to full value awards granted)/weighted average common shares outstanding.

(2)	Adjusted Burn Rate is calculated as: (shares subject to options granted + shares subject to full value awards granted—shares subject to options and full value awards that expired, terminated or were forfeited)/weighted average common shares outstanding.

In evaluating whether to approve the Restated 2007 Plan, the Compensation Committee reviewed certain forecasts of stock awards for issuance under the Restated 2007 Plan. Management presented the forecasts below for the periods indicated.

Restated 2007 Plan	May 2014 - December 2014 Forecast	January 2015 - December 2015 Forecast	January 2016 - December 2016 Forecast
Shares Available for Award - Beginning Balance including May 2014 Stockholder Approval Share Increase	6,335,960	4,312,640	2,045,740
Grant Allocations
Employees	2,023,320	2,168,900	2,155,800
Directors	0	98,000	98,000
Total Allocations	2,138,820	2,266,900	2,253,800

Shares Available for Award - Ending Balance	4,312,640	2,045,740	(208,060)

The Size of Our Share Reserve Request Is Reasonable

If our request to increase the share reserve of the 2007 Plan by 4,500,000 shares is approved, we will have approximately 6,335,960 shares available for grant under the Restated 2007 Plan after our 2014 Annual Meeting, which we anticipate being a two-year pool of shares and necessary to provide a predictable amount of equity for attracting, retaining, and motivating employees and other service providers.

The Restated 2007 Plan Combines Compensation and Governance Best Practices

The Restated 2007 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•

Repricing is not allowed.    The Restated 2007 Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancellation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other awards under the Restated 2007 Plan without prior stockholder approval.

•

Stockholder approval is required for additional shares.    The Restated 2007 Plan does not contain an annual “evergreen” provision. The Restated 2007 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.

•

No liberal change in control provisions.    The definition of change in control in the Restated 2007 Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual change in control transaction occurring.

•

Independent Compensation Committee.    Our Compensation Committee consists entirely of independent directors. Our Board currently consists of nine independent directors and Dr. Siegall, our President and Chief Executive Officer.

Summary of Material Changes and Terms in the Restated 2007 Plan

The Restated 2007 Plan contains the following material changes from the 2007 Plan:

•

increases the maximum aggregate number of shares of common stock authorized for issuance under the Restated 2007 Plan to 21,000,000 shares (the maximum aggregate number of shares of common stock authorized for issuance under the 2007 Plan is 16,500,000 shares);

•

results in the maximum aggregate number of shares that may be issued under the Restated 2007 Plan through incentive stock options increasing to 21,000,000 shares (the maximum aggregate number of shares that may be issued under the 2007 Plan through incentive stock options is 16,500,000 shares); and

•	extends the term of the Restated 2007 Plan to May 16, 2024 (the term of the 2007 Plan ends on May 18, 2022).

The other material terms of the Restated 2007 Plan will remain the same as in the 2007 Plan as follows:

•

the types of awards that may be granted are stock options (including incentive stock options and nonstatutory stock options), restricted stock, restricted stock units, stock appreciation rights and other similar types of awards;

•

shares subject to awards that are canceled, expired or are forfeited (including with respect to any shares that have been issued under an award) will be available for re-grant under the Restated 2007 Plan;

•

if an awardee pays the exercise or purchase price of an award through the tendering of shares or if award shares are withheld or tendered to satisfy applicable withholding obligations, the number of shares tendered or withheld will become available for re-grant under the Restated 2007 Plan;

•	no awardee may be granted, in any calendar year under the Restated 2007 Plan, options or stock awards covering more than 1,000,000 shares;

•

in the event of any stock split, reverse stock split, stock dividend, spin-off, combination, reclassification of our common stock or similar change to our capital structure (effected without receipt of consideration by us), the plan administrator will make proportionate adjustments to (1) the number and kind of shares covered by each outstanding award under the Restated 2007 Plan, (2) the exercise or purchase (including repurchase) price per share subject to each outstanding award under the Restated 2007 Plan and (3) each of the share limitations under the Restated 2007 Plan;

•	stockholder approval is required for certain types of amendments to the Restated 2007 Plan; and

•	the Restated 2007 Plan permits the grant of awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

Performance-Based Awards

Approval of the Restated 2007 Plan by our stockholders will also constitute approval of terms and conditions set forth therein that will permit us to grant performance-based stock awards under the Restated 2007 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. For compensation awarded under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the following terms must be disclosed to and approved by the stockholders before the compensation is paid: (i) a description of the employees eligible to receive such awards; (ii) a per-person limit on the number of shares subject to performance-based stock awards that may be granted to any employee under the plan in any year; and (iii) a description of the business criteria upon which the performance goals for performance-based awards may be granted (or become vested). Accordingly, we are requesting that our stockholders approve the Restated 2007 Plan, which includes terms regarding eligibility for awards, annual per-person limits on awards and the business criteria for performance-based awards granted under the Restated 2007 Plan (as described in the summary below).

We believe it is in the best interests of Seattle Genetics and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code. However, in certain circumstances, we may determine to grant compensation to covered employees that will not qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we intend to grant compensation that qualifies as “performance-based compensation” for purposes of Section 162(m) of the Code, we cannot guarantee that such compensation ultimately will be deductible by us.

Note Regarding Forecasts and Forward-Looking Statements

We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth above in this Proposal No. 2 include embedded assumptions regarding stock option exercises which are highly dependent on the public trading price of our common stock and other factors, which we do not control and, as a result, we do not as a matter of practice provide forecasts. In evaluating these forecasts, the Board recognized the high variability inherent in these assumptions.

However, we have included above a summary of these forecasts to give our stockholders access to certain information that was considered by the Board for purposes of evaluating the approval of the Restated 2007 Plan. These forecasts reflect various assumptions regarding our future operations.

The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such. Neither we nor any other person makes any representation to any of our stockholders regarding actual outcomes compared to the information contained in the forecasts set forth above. Although presented with numerical specificity, the forecasts are not fact and reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the forecasts were prepared and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, as well as factors specific to our business, all of which are difficult to predict and many of which are beyond the control of our management. In addition, the utilization forecasts with respect to our equity awards do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to any changes to our operations or strategy that may be implemented in the future. Accordingly, actual outcomes may be, and likely will be, materially different than those reflected in the forecasts. We disclaim any obligation to, and do not intend to, update or otherwise revise the forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events even if any or all of the assumptions underlying the forecasts are shown to be in error. The forecasts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics, if any, with respect to certain equity awards, the extent of stock option exercise activity, and others described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission.

Stockholder Approval

The Restated 2007 Plan will not become effective unless this Proposal No. 2 is approved by our stockholders. If this Proposal No. 2 is approved by our stockholders, the Restated 2007 Plan will become effective upon the date of the 2014 Annual Meeting. In the event that our stockholders do not approve this Proposal No. 2, the Restated 2007 Plan will not become effective and the 2007 Plan will continue in its current form.

Stockholder approval of this Proposal No. 2 will require the affirmative vote of a majority of the votes cast in person or by proxy at the 2014 Annual Meeting.

SUMMARY OF THE RESTATED 2007 PLAN

General

A copy of the Restated 2007 Plan is attached to this Proxy Statement as Appendix A. The following description of the Restated 2007 Plan is a summary and so is qualified by reference to the complete text of the Restated 2007 Plan. This summary reflects the terms set forth above.

The purpose of the Restated 2007 Plan is to enhance the long-term stockholder value of Seattle Genetics by offering opportunities to eligible individuals to participate in the growth in value of our equity. Stock options and stock awards, including restricted stock, restricted stock units, stock appreciation rights and similar types of awards, may be granted under the Restated 2007 Plan. Options granted under the Restated 2007 Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or nonstatutory stock options.

Administration

The Restated 2007 Plan may be administered by the Board, a committee of the Board, or one or more of our officers delegated by the Board or the Board committee in accordance with the terms of the Restated 2007 Plan. We refer to the group or person that administers the Restated 2007 Plan from time to time below as the plan administrator.

Eligibility

Awards may be granted under the Restated 2007 Plan to our employees (including officers), directors and consultants and the employees, directors and consultants of our affiliates. Incentive stock options may be granted only to our employees or the employees of our subsidiaries. As of March 21, 2014, there were approximately 600 employees and nine nonemployee directors eligible to receive awards under the Restated 2007 Plan. We have not had a practice of making awards under the 2007 Plan to consultants in the past and do not anticipate making such awards to consultant in the future. The plan administrator selects the employees, directors and consultants to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards.

Share Reserve

If this Proposal No. 2 is approved, the total number of shares of our common stock authorized for issuance under the Restated 2007 Plan will consist of 21,000,000 shares.

Section 162(m) Limitations

Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation in excess of $1 million paid in a year to the company’s principal executive officer or any of the three other most highly compensated officers (other than the principal financial officer). However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. Stock options and other stock awards may qualify as performance-based compensation if the company satisfies certain requirements in connection with the plan under which the awards are granted. Among other requirements, the plan must be stockholder-approved and must contain a limit on the number of shares that may be granted to any one individual under the plan during a specified period. The Restated 2007 Plan provides that no awardee may be granted awards covering more than 1,000,000 shares in any calendar year.

Additional requirements apply to certain forms of compensation, such as stock awards, in order for them to qualify as performance-based compensation, including a requirement that payment of the value of the awards be contingent upon achievement of performance goals that are established in a manner specified under Section 162(m) of the Code. The Restated 2007 Plan permits us to issue awards incorporating performance objectives called “qualifying performance criteria.” (See “Qualifying Performance Criteria” below.)

Terms and Conditions of Options

Each option is evidenced by a stock option agreement between us and the optionee and is subject to the following additional terms and conditions.

Exercise Price.    The plan administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option or a nonstatutory stock option may not be less than 100% of the fair market value of the common stock on the date the option is granted; provided that the exercise price of an incentive stock option granted to an employee who holds more than 10% of our voting stock may not be less than 110% of the fair market value of the common stock on the date the option is granted. However, we may grant options with exercise prices less than the fair market value of our common stock on the date of grant in connection with an acquisition by us of another company. The fair market value of our common stock is the closing price for the shares as reported on the NASDAQ Global Select Market as of the applicable date. As of March 21, 2014, the closing price of our common stock as reported on the NASDAQ Global Select Market was $50.19 per share.

Exercise of Option; Form of Consideration.    The plan administrator determines when options vest and become exercisable and in its discretion may accelerate the vesting of any outstanding option. Our standard vesting schedule applicable to options granted to employees is 1/4th vested on the one year anniversary of the date of grant and 1/36th of the remaining shares vested monthly thereafter with all shares vested on the four-year anniversary of the date of grant. The means of payment for shares issued upon exercise of an option are specified in each option agreement. The Restated 2007 Plan permits payment to be made by cash, check, wire transfer, other shares of our common stock (with some restrictions), broker assisted same-day sales, cashless “net exercise” arrangements, any other form of consideration permitted by applicable law and the plan administrator, or any combination thereof.

Term of Option.    The term of an option may be no more than ten years from the date of grant; provided that the term of an incentive stock option granted to an employee who holds more than 10% of our voting stock may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

Termination of Service.    If an optionee’s service as an employee, director or consultant (referred to in this Proposal No. 2 as “service”) terminates for any reason other than cause, death or disability, then options held by the optionee under the Restated 2007 Plan generally will be exercisable to the extent they are vested and exercisable on the termination date for a period of three months (or such other period set by the plan administrator) after the termination but not after the expiration date. If an optionee’s service terminates for cause, then the plan administrator has the authority to terminate all options held by the optionee under the Restated 2007 Plan immediately.

Generally, if an optionee’s service terminates as a result of the optionee’s death or in the event of an optionee’s death within 30 days following the optionee’s termination of service, all outstanding options that were vested and exercisable as of the date of the optionee’s death or termination of service, if earlier, may be exercised for six months following the optionee’s death but in no event after the expiration date. Generally, if an optionee’s service terminates as a result of the optionee’s disability, then all options to the extent they are vested and exercisable on the termination date may be exercised for one year following the termination date but in no event after the expiration date. The plan administrator has the authority to extend the period of time for which an award is to remain exercisable following an awardee’s termination (taking into account limitations and consequences under the Code) but not beyond the expiration of the term of the award.

Terms and Conditions of Stock Awards

Stock awards may be restricted stock grants, restricted stock units, stock appreciation rights or other similar stock awards (including awards that do not require the awardee to pay any amount in connection with receiving the shares or that have an exercise or purchase price that is less than the grant date fair market value of our stock). Restricted stock grants are awards of a specific number of shares of our common stock. Restricted stock units represent a promise to deliver shares of our common stock, or an amount of cash or property equal to the value of the underlying shares, at a future date. Stock appreciation rights are rights to receive cash and/or shares of our common stock based on the amount by which the exercise date fair market value of a specific number of shares exceeds the grant date fair market value of the exercised portion of the stock appreciation right.

Each stock award agreement will contain provisions regarding (i) the number of shares subject to the stock award, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the performance criteria (including qualifying performance criteria), if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (iv) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the plan administrator, (v) restrictions on the transferability of the stock award or the shares, and (vi) such further terms and conditions, in each case not inconsistent with the Restated 2007 Plan, as may be determined from time to time by the plan administrator; provided, however, that each stock award must have a minimum vesting period of one year from the date of grant.

Repricing; Cancellation and Re-Grant of Awards

No option or stock appreciation right may be repriced to reduce the exercise or strike price of such option or stock appreciation right without stockholder approval (except in connection with a change in our capitalization—see “Adjustments upon Changes in Capitalization, Change in Control or Dissolution” below). Additionally, the plan administrator will not have the authority to cancel any outstanding option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other awards under the Restated 2007 Plan, unless our stockholders have approved such an action within twelve months prior to such an event.

Nontransferability

Generally, awards granted under the Restated 2007 Plan are not transferable other than by will or the laws of descent and distribution or to a designated beneficiary upon the awardee’s death. The plan administrator may in its discretion make an award transferable to an awardee’s family member or any other person or entity as it deems appropriate.

Qualifying Performance Criteria

Qualifying performance criteria means any one or more of the performance criteria listed below, either individually, alternatively or in combination, applied to either Seattle Genetics as a whole or to a business unit, affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the plan administrator in the award agreement: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income, in aggregate or per share; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) growth in stockholder value relative to the moving average of a peer group index; (xix) strategic plan development and implementation (including individual performance objectives that relate to achievement of strategic plan of our company as a whole or any business unit); (xx) improvement in workforce diversity; (xxi) growth of revenue, operating income or net income; (xxii) approval by the U.S. Food and Drug Administration or other regulatory body of a product candidate; and (xxiii) any other similar criteria.

The committee may adjust any evaluation of performance criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in the tax law, accounting principles or other such laws and provisions affecting reported results; (iv) accruals for reorganization and restructuring programs and/or other nonrecurring charges; and (v) gains or losses classified as “extraordinary” under generally accepted accounting principles or as discontinued operations in our financial statements.

Deferral of Award Benefits

The plan administrator may permit awardees whom it selects to defer compensation payable pursuant to the terms of an award or defer compensation arising outside the terms of the Restated 2007 Plan pursuant to a program that provides for deferred payment in satisfaction of other compensation amounts through the issuance of one or more awards under the Restated 2007 Plan and in a manner that complies with Section 409A of the Code.

Adjustments upon Changes in Capitalization, Change in Control or Dissolution

In the event of any stock split, reverse stock split, combination or reclassification of stock, stock dividend, spin-off or similar change to our capital structure of effected without receipt of consideration by us, the plan administrator will make proportionate adjustments to (i) the number and kind of shares covered by each outstanding award under the Restated 2007 Plan, (ii) the exercise or purchase (including repurchase) price per share subject to each outstanding award under the Restated 2007 Plan and (iii) each of the share limitations under the Restated 2007 Plan.

In the event of (i) an acquisition of us by means of any transaction or series of related transactions, including any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing our domicile, (ii) any sale of all or substantially all of our assets or (iii) any other event specified by the plan administrator, so long as in either (i) or (ii), our stockholders of record immediately prior to the transaction hold less than 50% of the voting power of the surviving entity and, so long as in (iii) that no change in control will be deemed to occur upon announcement or commencement of a tender offer or upon a “potential” takeover or upon shareholder approval of a merger or other transaction, in each case without a requirement that the change in control actually occur (each, a “change in control”), then:

•

if the successor corporation does not assume or substitute equivalent awards for an awardee’s outstanding equity awards granted pursuant to the Restated 2007 Plan and the awardee’s service has not terminated as of, or has terminated without cause immediately prior to, the effective time of the change in control, then as of immediately prior to the effective time of the change in control, the vesting of such awards will be accelerated in full; and

•

if the awardee’s outstanding equity awards are assumed or equivalent awards are substituted by the successor corporation and if at the time of, immediately prior to or within twelve months after the effective time of the change in control, the awardee’s service is terminated without cause or due to constructive termination, then as of the date of such termination, the vesting of such awards will be accelerated in full.

In the event of a liquidation or dissolution, any options or stock awards that have not been exercised will terminate immediately prior to the transaction.

The plan administrator has the authority to accelerate vesting of outstanding awards under the Restated 2007 Plan at any time in its sole discretion.

Amendment and Termination of the Restated 2007 Plan

The plan administrator may amend, alter or discontinue the Restated 2007 Plan or any award agreement at any time. However, we will obtain stockholder approval for any amendment to the Restated 2007 Plan if stockholder approval is necessary or desirable to comply with any applicable law or listing requirements. In addition, we will obtain stockholder approval of any of the following: (i) an increase to the shares reserved for issuance under the Restated 2007 Plan other than an increase in connection with a change in our capitalization as described in “Adjustments upon Changes in Capitalization, Change in Control or Dissolution” above; (ii) a change of the class of persons eligible to receive awards under the Restated 2007 Plan; (iii) a reduction in the minimum exercise prices at which options or stock appreciation rights may be granted; or (iv) any amendment of outstanding options or stock appreciation rights that results in a repricing of such awards. Generally, no amendment of the Restated 2007 Plan will impair the rights of an outstanding award without the consent of the awardee. If the Restated 2007 Plan is approved by our stockholders, then unless sooner terminated, the Restated 2007 Plan will automatically terminate on May 16, 2024, which is the date ten years from the later of the date our stockholders approved the 2007 Plan or the date any amendment to add shares to the Restated 2007 Plan is approved by our stockholders.

Restated 2007 Plan Benefits

Restated 2007 Plan
Name and Position	Number of Shares Subject to Stock Awards
Clay B. Siegall, Ph.D. (1) President and Chief Executive Officer	*
Todd E. Simpson (1) Chief Financial Officer	*
Eric L. Dobmeier (1) Chief Operating Officer	*
Jonathan Drachman, M.D. (1) Chief Medical Officer	*
Vaughn B. Himes, Ph.D. (1) EVP, Technical Operations	*
All current executive officers as a group (1)	*
All current directors who are not executive officers as a group (2)	98,000
All employees, including all current officers who are not executive officers, as a group (1)	*

(1)	Awards granted under the Restated 2007 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Restated 2007 Plan, and the Compensation Committee and Board have not granted any awards under the Restated 2007 Plan subject to stockholder approval of this Proposal No. 2. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Restated 2007 Plan, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2013 if the Restated 2007 Plan had been in effect, are not determinable.

(2)	Awards granted under the Restated 2007 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Restated 2007 Plan. However, the Board’s current non-employee director compensation policy establishes the number of shares subject to initial and annual stock awards that automatically will be granted to our non-employee directors under the Restated 2007 Plan if this Proposal No. 2 is approved by our stockholders. Pursuant to such policy, if this Proposal No. 2 is approved by our stockholders, on the date of the 2014 Annual Meeting, each of our current non-employee directors except John A. Orwin will be granted annual stock awards under the Restated 2007 Plan consisting of (i) an option to purchase 8,750 shares of our common stock and (ii) a restricted stock unit award covering 3,500 shares of our common stock. For additional information regarding the Board’s non-employee director compensation policy, see “Director Compensation—Equity Compensation” above.

2007 Plan Benefits

The following table sets forth, for each of the individuals and the various groups indicated, the total number of shares of our common stock subject to stock options and restricted stock units that have been granted (even if not currently outstanding) under the 2007 Plan since its approval by our stockholders in 2007 through March 21, 2014.

2007 Plan
Name and Position	Number of Shares Subject to Stock Awards
Clay B. Siegall, Ph.D. President and Chief Executive Officer	1,665,512
Todd E. Simpson Chief Financial Officer	448,287
Eric L. Dobmeier Chief Operating Officer	638,387
Jonathan Drachman, M.D. Chief Medical Officer	406,520
Vaughn B. Himes, Ph.D. EVP, Technical Operations	462,377
All current executive officers as a group	3,903,902
All current directors who are not executive officers as a group	385,500
Each nominee for election as a director:
John A. Orwin	17,500
Srinivas Akkaraju	47,250
David W. Gryska	47,250
John P. McLaughlin	47,250
Each associate of any executive officers, current directors or director nominees	[—]
Each other person who received or is to receive 5% of awards	[—]
All employees, including all current officers who are not executive officers, as a group	8,567,141

EQUITY COMPENSATION PLAN INFORMATION

Please see the section of this proxy statement entitled “Equity Compensation Plan Information” for certain information with respect to compensation plans under which equity securities of Seattle Genetics are authorized for issuance.

FEDERAL INCOME TAX CONSEQUENCES

THE FOLLOWING IS A GENERAL SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OTHER AWARDS UNDER THE RESTATED 2007 PLAN. IT DOES NOT DESCRIBE STATE OR OTHER TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OTHER AWARDS. THE INFORMATION SET FORTH BELOW IS A SUMMARY ONLY AND DOES NOT PURPORT TO BE COMPLETE. THE INFORMATION IS BASED UPON CURRENT FEDERAL INCOME TAX RULES AND THEREFORE IS SUBJECT TO CHANGE WHEN THOSE RULES CHANGE. THE RESTATED 2007 PLAN IS NOT QUALIFIED UNDER THE PROVISIONS OF SECTION 401(A) OF THE CODE AND IS NOT SUBJECT TO ANY OF THE PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. OUR ABILITY TO REALIZE THE BENEFIT OF ANY TAX DEDUCTIONS DESCRIBED BELOW DEPENDS ON OUR GENERATION OF TAXABLE INCOME, AS WELL AS THE REQUIREMENT OF REASONABLENESS, THE PROVISIONS OF SECTION 162(M) OF THE CODE AND THE SATISFACTION OF OUR TAX REPORTING OBLIGATIONS.

Options

The grant of an incentive stock option has no federal income tax effect on the optionee. Upon exercise the optionee does not recognize income for “regular” tax purposes. However, the excess of the fair market value of the stock subject to an option over the exercise price of such option (which is often referred to as the “option spread”) is included in the optionee’s “alternative minimum taxable income” for purposes of the alternative minimum tax. If the optionee does not dispose of the stock acquired upon exercise of an incentive stock option until more than two years after the option grant date and more than one year after exercise of the option, any gain (or loss) upon sale of the shares will be a long-term capital gain (or loss). If shares are sold or otherwise disposed of before these periods have expired, which is referred to as a disqualifying disposition, the option spread at the time of exercise of the option (but not more than the amount of the gain on the sale or other disposition) is ordinary income in the year of such sale or other disposition. If gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as capital gain (which will be long-term capital gain if the shares have been held more than one year after the date of exercise of the option). We are not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition (unless limited by Section 162(m)).

The grant of a nonstatutory stock option having an exercise price equal to the grant date fair market value of our common stock has no federal income tax effect on the optionee. Upon the exercise of a nonstatutory stock option, the optionee has taxable ordinary income (and unless limited by Section 162(m), we are entitled to a corresponding deduction) equal to the option spread on the date of exercise. Upon the disposition of stock acquired upon exercise of a nonstatutory stock option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long such stock was held, on any difference between the sale price and the exercise price, to the extent not recognized as taxable income on the date of exercise. We may allow nonstatutory stock options to be transferred subject to conditions and restrictions imposed by the plan administrator; special tax rules may apply on such a transfer. In the case of both incentive stock options and nonstatutory stock options, special federal income tax rules apply if our common stock is used to pay all or part of the option price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.

Stock Awards

Stock Awards.    Stock awards will generally be taxed in the same manner as nonstatutory stock options. Shares issued under a restricted stock award are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the shares will be forfeited in the event that the participant ceases to provide services to us and are not transferable. As a result of this substantial risk of forfeiture, the participant will not recognize ordinary income at the time the award shares are issued. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the share issuance date) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of such issuance, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by us. We are entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

Stock Appreciation Rights.    We may grant under the Restated 2007 Plan stock appreciation rights separate from any other award or in tandem with other awards under the Restated 2007 Plan. Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the participant will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant in connection with the stock appreciation right.

Restricted Stock Units.    Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the participant in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the participant will owe an additional 20% federal tax and interest on any taxes owed.

The participant’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units, will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Section 409A of the Code

The American Jobs Creation Act of 2004 added Section 409A to the Code, generally effective January 1, 2005. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides rules for elections to defer, if any, and for timing of payouts. There are significant penalties placed on the individual participant for failure to comply with Section 409A. However, it does not impact our ability to deduct deferred compensation.

Section 409A does not apply to incentive stock options, nonstatutory stock options that have an exercise price that is at least equal to the grant date fair market value and restricted stock provided there is no deferral of income beyond the vesting date. Section 409A also does not cover stock appreciation rights if the exercise price is not less than the fair market value of the underlying stock on the date of grant, the rights are settled in such stock and no features defer the recognition of income beyond the exercise date.

ACCOUNTING TREATMENT

We will recognize compensation cost in connection with awards granted under the Restated 2007 Plan as required under applicable accounting standards. We currently amortize compensation cost associated with equity awards over an award’s requisite service period and establish fair value of equity awards in accordance with applicable accounting standards.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 2

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since June 1998. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or other governing documents. However, the Board is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate governance. While the Audit Committee is not bound by a vote either for or against the proposal, it will consider a vote against PricewaterhouseCoopers LLP by the stockholders in selecting our independent registered public accounting firm in the future. Even if the stockholders do ratify the appointment, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of Seattle Genetics and its stockholders.

Stockholder approval of this Proposal No. 3 will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

ON BEHALF OF THE AUDIT COMMITTEE, THE BOARD RECOMMENDS A VOTE FOR

THIS PROPOSAL NO. 3

Independent Registered Public Accounting Firm Fees

PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the years 2013 and 2012 and their aggregate fees for services rendered were as follows:

Type of Fees	2013	2012
Audit Fees	$674,600	$632,000
Audit-Related Fees	—	—
Tax Fees	—	14,100
All Other Fees	1,800	1,800

Total fees	$676,400	$647,900

Audit Fees.    Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees.    Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” There were no audit-related fees billed to Seattle Genetics for services rendered during fiscal 2013 or 2012.

Tax Fees.    Tax fees principally included tax compliance, tax advice and tax planning fees. There were no tax fees billed to Seattle Genetics for services rendered during fiscal 2013.

All Other Fees.    All other fees include any fees billed that are not audit, audit related, or tax fees. In 2013 and 2012, these fees related to accounting research software.

Pre-Approval Policies and Procedures

In October 2006, the Audit Committee adopted an Audit and Audit-Related Services Pre-Approval Policy, or the Policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm may be pre-approved. Proposed services either may be pre-approved by the Audit Committee without consideration of specific case-by-case services (i.e., general pre-approval) or require the specific pre-approval of the Audit Committee (i.e., specific pre-approval). The Audit Committee believes that the combination of these two approaches has resulted in an effective and efficient procedure to pre-approve services performed by the independent registered public accounting firm. As set forth in the Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee. In addition, the Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve services not prohibited by the Policy to be performed by our independent registered public accounting firm and associated fees up to $25,000, provided that the Chair is required to report any decision to pre-approve such audit-related or non-audit services and fees to the full Audit Committee for ratification at its next regular meeting. All audit-related and non-audit related services performed by our independent registered public accounting firm in 2013 were pre-approved.

AUDIT COMMITTEE REPORT (1)

The Audit Committee of the Board of Directors is currently comprised of three independent directors and operates under a written charter originally adopted by the Board of Directors in March 2001, which charter is reviewed on an annual basis and amended as necessary by the Board of Directors upon recommendation by the Audit Committee.

The members of the Audit Committee are currently David W. Gryska (chairman), Franklin M. Berger and John P. McLaughlin. Each of the members of the Audit Committee is an “independent director” as currently defined in Rules 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards and Rule 10A-3 of the Exchange Act of 1934. The Board of Directors has also determined that David W. Gryska is an “audit committee financial expert” as described in applicable rules and regulations of the SEC.

The Audit Committee appoints an accounting firm as our independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee held seven meetings during 2013. The meetings were designed to provide information to the Audit Committee necessary for it to conduct its oversight function of the external financial reporting activities and audit process of Seattle Genetics, and to facilitate and encourage communication between the Audit Committee, management and our independent registered public accounting firm, PricewaterhouseCoopers LLP. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements for fiscal year 2013 with management and the independent registered public accounting firm. The Audit Committee also instructed the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm, PricewaterhouseCoopers LLP, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP that firm’s independence.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements and the audited assessment of internal control over financial reporting be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

The Audit Committee of the Board of Directors of Seattle Genetics, Inc.:

David W. Gryska (chairman)

Franklin M. Berger

John P. McLaughlin

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Seattle Genetics under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, our stockholders are now entitled to vote to approve, on an advisory (nonbinding) basis, the compensation of our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers at December 31, 2013 (collectively, the “Named Executive Officers”) as disclosed in this proxy statement in accordance with the SEC’s rules. This nonbinding advisory vote is commonly referred to as a “say-on-pay” vote.

At the 2010 Annual Meeting, we asked our stockholders to indicate if we should hold a “say-on-pay” vote every year, every two years or every three years. Consistent with the recommendation of our Board of Directors, our stockholders indicated by advisory vote their preference to hold a say-on-pay vote annually. After consideration of the voting results, and based upon its prior recommendation, our Board of Directors elected to hold a stockholder say-on-pay vote annually. Accordingly, at last year’s annual meeting, we provided our stockholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in the proxy statement for the 2013 Annual Meeting of Stockholders. At the 2013 Annual Meeting of Stockholders, our stockholders overwhelmingly approved the proposal, with approximately 94% of the votes cast voting in favor of the proposal. This year we are again asking our stockholders to vote “FOR” the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation of Executive Officers—Compensation Discussion and Analysis”, our executive compensation programs are designed to retain and incentivize the high quality executives whose efforts are key to our long-term success. Under these programs, our Named Executive Officers are rewarded on the basis of individual and corporate performance measured against established corporate and strategic goals. Please read the section of this proxy statement under the heading “Compensation of Executive Officers—Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2013 compensation of our Named Executive Officers.

The Compensation Committee of our Board of Directors continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to cast a non-binding advisory vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on Seattle Genetics, the Compensation Committee or our Board of Directors. Nevertheless, our Board of Directors and our Compensation Committee value the opinions of our stockholders, whether expressed through this vote or otherwise and, accordingly, the Board and Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Unless our Board of Directors modifies its policy on the frequency of future advisory votes on the compensation of our named executive officers, the next advisory vote on the compensation of our named executive officers will be held at the 2015 annual meeting of stockholders.

Stockholder approval of this Proposal No. 4 will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 4

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Our compensation discussion and analysis discusses the total compensation for our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers at December 31, 2013, which officers are referred to as our “Named Executive Officers.” Our compensation discussion and analysis describes our overall executive compensation philosophy, objectives and practices, as well as the Compensation Committee’s decisions and determinations regarding executive compensation for 2013 and 2014.

Executive Summary

The Compensation Committee’s basic responsibility is to review the performance of our management in achieving corporate goals and objectives and to ensure that our management is compensated effectively in a manner consistent with our compensation philosophy, competitive practice and the requirements of the appropriate regulatory bodies. Toward that end, the Compensation Committee oversees, reviews and administers all of our compensation, equity and employee benefit plans and programs, which include our yearly Senior Executive Annual Bonus Plans, Amended and Restated 2007 Equity Incentive Plan, or the 2007 Plan, and Amended and Restated 2000 Employee Stock Purchase Plan.

The Compensation Committee believes that our executive compensation program is appropriately designed and reasonable in light of the executive compensation programs of our peer group companies and responsible in that it both encourages our executive officers to work for meaningful stockholder returns and reflects a pay-for-performance philosophy, without encouraging our employees to assume excessive risks.

The highlights of our company performance for 2013 include:

•	Continued execution of our sales strategy for ADCETRIS in the United States, including achieving high penetration in our labeled indications as well as meeting internal sales targets.

•	Received approval (with conditions) of ADCETRIS in Canada.

•	Received an updated label for ADCETRIS removing the 16-cycle limitation on duration of therapy.

•	Obtained FDA approval of a second source of manufacturing for our ADCETRIS supply chain.

•

Submitted an investigational new drug application, or IND, to the U.S. Food and Drug Administration, or FDA, for SGN-LIV1A and SGN-CD33A, and generated strong research throughput on next generation antibody-drug conjugate, or ADC, technology and new antibody targets for our pipeline.

•	Completed an expansion of our existing ADC collaboration with Bayer, Inc. and AbbVie Biotechnology (formerly Abbott Laboratories).

•

As of December 31, 2013, our one year and three year total shareholder return, or TSR, was approximately 72% and 39% respectively, compared to an industry median TSR of approximately 48% and 17%, respectively, for the same periods (as published by Institutional Shareholder Services, or ISS).

The highlights of our executive compensation program for 2013 and 2014 include:

•

Our Chief Executive Officer, Dr. Siegall, beneficially owns 1.9% of our common stock, based on shares outstanding on March 21, 2014, which significantly aligns his interests with those of our stockholders.

•

The principal, ongoing elements of the compensation of our Named Executive Officers (i.e., base salary, annual cash incentive awards and annual stock award compensation) is generally targeted at between the 50th and 75th percentile for similarly positioned executives based on the data from our peer group (which is periodically reviewed and updated by our Compensation Committee).

•

Our annual cash incentive awards under our Senior Executive Annual Bonus Plans are variable in that any cash awards are based solely on the extent of corporate and, other than with respect to Dr. Siegall, individual performance.

•

For 2013, annual equity awards for our Named Executive Officers were delivered in a combination of stock options and restricted stock units, with stock options representing approximately 50% of the overall value of the stock awards granted. Consequently, the “earned value” of approximately 50% of each Named Executive Officer’s annual stock awards for 2013 is contingent on stock price appreciation over the longer term. In addition, each of the stock awards is subject to a service-based vesting requirement.

•	Seattle Genetics provides very few executive fringe benefits. For example, we do not offer access to car allowances, personal security, financial planning advice or tax preparation services.

•

In line with our pay for performance philosophy, Seattle Genetics offers reasonable employment agreements that do not contain multi-year guarantees for salary increases, non-performance based guaranteed bonuses or equity compensation.

•	Our equity plans do not permit repricing underwater stock options without stockholder approval.

Approximately 94% of the votes cast in the stockholder advisory vote on executive compensation in 2013 approved our executive compensation described in last year’s proxy statement. The Compensation Committee considered the result of the stockholder advisory vote as an endorsement of its compensation policies, practices and philosophy for our Named Executive Officers. Although the majority of the decisions related to our executives’ compensation for fiscal year 2013, including base salary, target bonus levels and performance objectives under our 2013 Senior Executive Annual Bonus Plan were already set prior to the stockholder advisory vote, the Compensation Committee determined that no changes were needed mid-year as a result of the vote. In addition, in part based on the support shown by the vote, the Compensation Committee maintained a consistent approach in making 2014 compensation decisions.

Compensation Philosophy and Objectives

Our compensation philosophy is to provide overall compensation, when targeted levels of performance are achieved, in the range of the 50th percentile of pay practices of a peer group of companies selected by the Compensation Committee, and rewarding additional performance by adjusting compensation upwards towards the 75th percentile of our peer group if an individual’s performance greatly exceeds expectations. The elements of compensation included in the competitive peer group analysis generally are base salaries, annual incentives and long-term incentives. The Compensation Committee generally seeks to target a mix between cash compensation and long-term equity incentives similar to the mix of the companies in our peer group. Our Compensation Committee believes that it is important to target compensation levels and the mix of compensation to that offered by our peers in order to retain and incentivize the high quality executives whose efforts are key to our long-term success.

At the time the Compensation Committee makes executive compensation decisions, the Compensation Committee also reviews individual performance and our company’s performance against established company corporate and strategic goals. In this regard, decisions with respect to the principal, ongoing elements of compensation for our executive officers are based, in combination with the competitive peer group analysis described above, upon the Compensation Committee’s assessment of (i) each individual’s performance as assessed by Dr. Siegall, our CEO, in consultation with the Compensation Committee and our Senior Vice

President, Human Resources (Dr. Siegall does not assess his own performance, however) and (ii) our performance measured against corporate and strategic goals as defined by the Board of Directors. Determinations of individual performance at the executive officer level are generally not based on the achievement of separately established goals but rather, on the individual’s performance with respect to (and contributions toward) the achievement of established department goals, if any, and our established corporate and strategic goals. These same metrics are used by management to evaluate the performance of all of our employees with supervisors providing guidance regarding individual performance relative to individual goals. The Compensation Committee believes that successful execution against goals is the best way to enhance long-term stockholder value.

The Compensation Committee generally relies upon its judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer, particularly with respect to base salary determinations and overall levels of long-term equity compensation. However, as set forth below, bonus awards under our Senior Executive Annual Bonus Plans are formulaic in that the target and maximum bonus opportunities are established, as is the extent to which bonuses are awarded based on individual performance and the achievement of established company goals. Since 2011, the Compensation Committee has delivered annual stock awards in a combination of stock options and restricted stock units, with stock options currently representing 50% of the overall value of the stock awards granted and with restricted stock units comprising the other 50%. Factors affecting the Compensation Committee’s judgments include individual performance, contributions to corporate and strategic goals, and the nature and scope of the individual’s responsibilities and effectiveness in leading management’s initiatives to achieve the corporate goals. The Compensation Committee also periodically consults with executive compensation consultants and, in 2012 and 2013, considered the compensation levels of similarly positioned executives at the peer group companies discussed below in determining the mix of compensation elements for the executive officers.

The peer group used by the Compensation Committee to determine compensation for 2013 was selected by the Compensation Committee, with input provided by members of executive management and Compensia, and a review of biotechnology and pharmaceutical companies that were similar to Seattle Genetics in market capitalization, development stage and business model. The peer group in 2013 consisted of:

Acorda Therapeutics, Inc. ARIAD Pharma Auxilium Pharmaceuticals, Inc. BioMarin Pharmaceuticals, Inc. Cubist Pharmaceuticals, Inc. Exelixis, Inc.	Genomic Health, Inc. ImmunoGen, Inc. Incyte Corporation InterMune, Inc. Medivation, Inc. Onyx Pharmaceuticals, Inc.	Regeneron Pharmaceuticals, Inc. Salix Pharmaceuticals, Inc. Pharmacyclics, Inc. Theravance, Inc. United Therapeutics, Inc. ViroPharma, Incorporated

The Compensation Committee reviews the peer group periodically to reflect changes in market capitalization and other factors, including acquisitions, and revises the companies included in the peer group accordingly.

Compensation Consultants and Management Participation in Compensation Decisions

Under its charter, the Compensation Committee has the authority, in its sole discretion, to retain (or obtain the advice of) any compensation consultant, legal counsel or other adviser to assist it in the performance of its duties. In accordance with this authority, the Compensation Committee consults from time to time with Compensia for advice on matters related to compensation for executive officers and other key employees. The Compensation Committee has consulted with Radford and Compensia periodically with respect to specific questions or as new compensation programs are considered and to update the benchmarking information on an annual basis. In 2013, Seattle Genetics used benchmarking information from Radford to conduct benchmarking analyses for our non-executives, and Compensia was retained by Seattle Genetics at the request of our Compensation Committee to conduct benchmarking analyses for our executives and directors. In particular, Compensia provided salary compensation reports for our executive officers against our peer group in early 2013 in preparation for 2013 salary and cash bonus compensation decisions, and preparation of equity comparisons against our peer group for executive officers and key personnel in August 2013. Radford performed a similar benchmarking exercise with regard to the compensation of non-executive employees only. Dr. Siegall, our CEO, makes recommendations to the Compensation Committee with respect to base salary levels, individual performance assessment and the levels of long-term equity compensation to be awarded to our other executive officers in consultation with our compensation consultants and our Senior Vice President, Human Resources, Christopher Pawlowicz. Compensia provided benchmarking information but did not make specific recommendations with regard to the compensation of the executive officers. In addition, Mr. Pawlowicz supports the Compensation Committee in its work from time to time at the Compensation Committee’s request, including providing historical and prospective breakdowns of the compensation components for each executive officer.

In March 2014, the Compensation Committee analyzed whether the work of Compensia as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to our company by Compensia; (ii) the amount of fees from our company paid to Compensia as a percentage of the firm’s total revenue; (iii) Compensia’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Compensia or the individual compensation advisors employed by the firm with an executive officer of our company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of our company owned by the individual compensation advisors employed by the firm. The Compensation Committee determined, based on its analysis of the above factors, that the work of Compensia and the individual compensation advisors employed by Compensia as compensation consultants to our company has not created any conflict of interest. The Compensation Committee will continue to assess the independence of any of its compensation advisers by reference to the foregoing factors, consistent with applicable NASDAQ listing standards.

Principal Elements of Compensation

Base Salaries.    Base salaries are established to attract and retain talented executive personnel. Base salary for Dr. Siegall and the other executive officers is established based on the underlying scope of their respective responsibilities, taking into account competitive market compensation by benchmarking salaries paid by our peer group for similar positions. The base salary for each executive officer is initially targeted on an annual basis near the 50th percentile for similarly positioned executives based on the data from our peer group as well as data from various surveys. Annual salary adjustments are based primarily on a review of the competitive market salaries and general levels of market increases in salaries of similarly positioned executives in our peer group, and adjusted based on individual performance, achievement of our corporate and strategic goals, changes in job duties and responsibilities and budget considerations, as applicable. Annual salary adjustments are effective February 1 of each year.

Annual Incentive Compensation.    Each year we adopt a Senior Executive Annual Bonus Plan, or Executive Bonus Plan, which provides cash incentives designed to reward each executive’s individual contribution and performance toward achieving key corporate goals. The performance metrics against which the executives are measured are clearly communicated, measurable and consistently applied, and include corporate goals, such as research, development and clinical milestones, hiring goals, sales and commercial goals, strategic alliances, licensing and partnering transactions and financings. The Compensation Committee determines the relative achievement of the specific corporate goals following the end of the particular fiscal year. Under each of our Executive Bonus Plans, the Compensation Committee also has the discretion to take into account significant corporate events or other significant accomplishments that were not contemplated at the beginning of the performance period in determining the relevant corporate and individual achieved performance percentages for the relevant year. Dr. Siegall, our CEO and the manager of the executive team, assesses the other executives’ contributions to the corporate goals, and makes a recommendation to the Compensation Committee with respect to such individual’s achieved performance percentage and the Compensation Committee then makes a final determination of the individual performance percentage. The company performance percentage and individual performance percentage are then multiplied by a base pay target percentage for each executive officer to determine the actual amount of the bonus award. The base pay target percentage for each executive officer is determined by the Compensation Committee at the beginning of the fiscal year on a position level basis so that all individuals with the same position level have the same base pay target percentage. The base pay target percentages for each position level are based on benchmarking potential bonuses for similarly positioned executives at companies included in our peer group. These target percentages are reviewed on an annual basis and adjusted based on the results of benchmarking information provided by our compensation consultants but are generally set at the 50th percentile for annual cash bonuses at such position level. For 2013, the Compensation Committee determined the following base pay target percentages:

Title (Name)	Target Percentage of Base Salary
Chief Executive Officer (Dr. Siegall)	75%
Chief Operating Officer (Mr. Dobmeier)	50%
Chief Financial Officer (Mr. Simpson) Chief Medical Officer (Dr. Drachman) and Executive Vice President (Mr. Boerner)	45%
Executive Vice President (Dr. Himes)	40%

Our company’s achieved performance percentage and/or the individual achieved performance percentage may exceed 100% in the event we and/or the executive officer exceed expected goals, provided that neither percentage may exceed 150%. Accordingly, each executive officer’s bonus opportunity under each Executive Bonus Plan is capped, and in addition, each executive officer must achieve at least a 50% individual performance percentage to receive a bonus award under the Executive Bonus Plan (other than Dr. Siegall whose bonus is based solely on the achievement of our company goals).

The weight between the company performance percentage and the individual performance percentage used for determining the actual cash bonus award is split for all executive officers based on position. For the executive officers, other than Dr. Siegall and Mr. Dobmeier, the final performance percentage during 2013 was based 60% on company performance and 40% on the individual’s performance. Accordingly, assuming Seattle Genetics had met 100% of its 2013 company goals, an executive officer who had an individual achieved performance percentage of 150%, had a base salary target percentage of 40% and had a base pay rate of $100,000 would have received a bonus of $48,000 ((100% x 0.6) + (150% x 0.4) = 120%; and 120% x 40% = 48%; and 48% of the executive’s base pay rate of $100,000 = $48,000). Mr. Dobmeier’s final performance percentage during 2013 was based 80% on company performance and 20% on his individual performance. Dr. Siegall’s final performance percentage is determined by the Compensation Committee in its sole discretion, usually based solely on overall achievement of corporate goals, but may be adjusted by the Compensation Committee taking into account annual bonuses of chief executive officers at peer group companies and recommendations provided by our compensation consultants, although this did not occur in 2013.

In making its assessment regarding the extent to which the pre-defined corporate performance measures for that year have been achieved, the Compensation Committee considers both the extent to which the corporate performance measures were achieved as well as the relative importance of the corporate performance measures that were achieved as compared to any corporate performance measures that were not achieved, and assesses our performance as against the performance measures on an overall basis. Because the corporate performance measures are generally stretch goals and vary in terms of relative importance to Seattle Genetics, the Compensation Committee has not historically given specific weightings to the various corporate performance measures. Accordingly, the company performance percentage determined by the Compensation Committee in any given year may be either greater or less than the percentage of the total corporate objectives for that year that were actually fully achieved. The corporate performance measures used in 2013 were primarily based on sales of ADCETRIS, the advancement of development and clinical activities related to ADCETRIS and our lead product candidates, including clinical trial initiation, enrollment and completion, and expense management and stock performance, all of which the Compensation Committee believes strongly relate to the creation of total stockholder value. Seattle Genetics’ performance targets in 2013 were:

•	Achieving sales goals as determined by the Board of Directors for ADCETRIS;

•	Supporting Millennium in conducting phase 3 clinical trials of ADCETRIS;

•	Initiating additional trials for ADCETRIS for potential additional therapeutic indication;

•	Submitting a sBLA to the FDA for retreatment and an extended duration treatment of ADCETRIS;

•	Obtaining approval of ADCETRIS in Canada;

•	Obtaining FDA approval of a second source of manufacturing for ADCETRIS;

•	Meeting enrollment goals for the phase 3 clinical trial of ADCETRIS, and the completion of enrollment in our phase 2 trial for patients with relapsed or refractory CD30-positive non-Hodgkin lymphomas;

•	Meeting enrollment goals for our Phase I clinical trials for SGN-CD19A, SGN-CD33A and SGN-LIV1A;

•	Submitting INDs to the FDA for two future product candidates;

•	Continuing progress on pipeline and research programs;

•	Completing specified business development transactions;

•	Hire employees to budgeted plan and minimize employee attrition;

•	Achieving stock performance relative to appropriate biotechnology indexes; and

•	Managing expenses to budget.

We met substantially all of our performance targets for 2013. A few goals initially established for 2013 were not fully met, including goals relating to enrollment in our phase 3 clinical trial of ADCETRIS and business development. In this regard, certain of our 2013 performance goals were aggressive and set at challenging levels, including those relating to ADCETRIS clinical trial enrollment and business development efforts, such that the attainment of executive target bonuses was not assured at the time they were set and would require a high level of effort and execution on the part of the executive officers in order to receive the maximum bonus payout. While we did not fully meet all of our goals, we achieved the substantive portion of the goals that we did not fully meet and in several cases exceeded multiple goals related to ADCETRIS, other pipeline programs and stock performance, which the Compensation Committee determined should be considered in the total analysis of determining performance against the stated goals. Consequently, the Compensation Committee determined our corporate performance percentage to be 115% for 2013. This determination, together with the individual achieved performance percentages, resulted in levels of bonus awards under the 2013 Executive Bonus Plan above target. Individual bonus determinations for 2013 are discussed in more detail under the heading “Compensation Discussion and Analysis—2013 Compensation Decisions” below.

The corporate goals set for 2014 are intended to be difficult to achieve and include:

•	Achieving sales goals as determined by the Board of Directors for ADCETRIS;

•	Completing the analysis of the primary endpoint for our AETHERA phase 3 randomized trial of ADCETRIS for patients with Hodgkin lymphoma;

•	Supporting Millennium in conducting phase 3 clinical trials of ADCETRIS;

•	Achieving enrollment goals in clinical trials for SGN-CD19A; SGN-CD33A and SGN-LIV1A;

•	Submitting an IND to the FDA for two product candidates; and

•	Achieving business development objectives.

Discretionary and Other Bonus Awards.    The Compensation Committee may also award discretionary bonuses for special recognition of achievement, which are generally awarded to other employees at the same time for the same event, such as for successful completion of a clinical trial. Additionally, each employee, including executive officers, receives a bonus of $500 upon her or his five year anniversary, $1,500 upon his or her ten year anniversary and $1,500 upon his or her fifteen year anniversary with Seattle Genetics. Historically, the Compensation Committee has also approved sign-on bonuses for new executives as an inducement to joining Seattle Genetics.

Long-Term Incentive Compensation

Long-term incentive compensation in the form of stock awards is designed to provide executive officers with meaningful compensation awards in order to align executives’ incentives with stockholder value creation. Generally, significant stock awards are made at the time an executive officer commences employment. Thereafter, stock awards may be made at varying times and in varying amounts in the discretion of the Compensation Committee, but are generally made once a year unless such executive officer is promoted, in which case an award will normally be made at that time, or for recognition of outstanding performance. Upon hiring an executive officer, stock awards generally will be made on the first business day of the month following the month the officer commences employment. Annual stock awards to all executives are made at regularly scheduled meetings of the Compensation Committee and are generally made in August. Seattle Genetics does not have any program, plan or practice to time stock awards to its executives or other employees in coordination with the release of material, non-public information.

Prior to August 2011, all stock awards were made entirely in the form of stock options. Starting in August 2011, we began granting stock awards to our executive officers by delivering a combination of stock options and restricted stock units because the Compensation Committee determined that companies in our peer group were increasingly granting full value awards such as restricted stock units and, therefore, restricted stock units would need to be part of a competitive compensation package to attract and retain highly qualified executives. In this regard, while both stock options and restricted stock units enable our executive officers to benefit, like stockholders, from any increases in the value of our stock, stock options deliver future value only if the value of our stock increases above the exercise price. In contrast, restricted stock units deliver fully paid shares of our stock upon vesting, so they retain some value even if our stock price declines, stays flat or only increases marginally after the restricted stock unit is granted. Each restricted stock unit represents a right to receive one share of our common stock following vesting and, with respect to our annual and new hire grants, vests in full three years from the date of grant, subject to continued service.

In August 2013, the Compensation Committee considered annual stock awards for current executive officers based on benchmarking data prepared by Compensia and recommendations from Dr. Siegall with respect to individual performance reviews. In addition, the Compensation Committee considered the recommendation provided by management based on benchmarking information from Compensia regarding the promotion restricted stock unit grant for Dr. Drachman in October 2013 discussed below. Dr. Siegall’s annual stock award recommendations are developed based on the individual’s position with Seattle Genetics, each employee’s individual performance during the prior year, and benchmarking information provided by Compensia against our peer group. The size of each new hire or promotion stock award made to officers, including Dr. Drachman’s promotion grant in October 2013, is recommended by Dr. Siegall based on peer group benchmarking information provided by our compensation consultant and is generally set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s potential for future responsibility. In addition, in determining annual stock awards to executive officers, prior grant levels or the extent to which such executive officer is currently vested in his or her stock awards are reviewed by the Compensation Committee. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee’s discretion and adjustments may be made as the Compensation Committee deems reasonable to attract and retain executive officers in the competitive environment for highly qualified employees in which we operate. Generally, the proposed annual stock awards are targeted at the 50th percentile for such position and then adjusted up based on individual performance in a range from the 50th percentile to the 75th percentile for such position based on benchmarking data derived from our peer group. If an individual’s performance exceeded expectations, such stock awards will often be increased to the 65th percentile and if such performance greatly exceeded expectations, the stock awards may be adjusted to the 75th percentile. After this adjustment, the Compensation Committee will review the extent to which such executive officer is currently vested in his or her stock awards to determine if additional adjustments need to be made in order to increase the incentive for such executive officer to remain with Seattle Genetics for an additional period of time. The Compensation Committee did not make any such adjustments in 2013.

In determining the number of shares subject to the stock options and restricted stock units granted to our Named Executive Officers in August 2013 and October 2013, the Compensation Committee first determined the value of overall annual stock awards, as described in the preceding paragraph, and then determined the mix of stock awards between stock options and restricted stock units by choosing to deliver the value of the annual stock awards approximately 50% in stock options and approximately 50% in restricted stock units. The ratio of restricted stock units to options chosen by the Compensation Committee was based in part on benchmarking data prepared by Compensia and in part on an effort to balance the greater per-share value of the restricted stock units as opposed to stock options.

Seattle Genetics does not have ownership guidelines for its officers (other than its chief executive officer) because officer compensation is set within a typical market range and is already performance-based. In addition, within our peer group ownership guidelines for executive officers (other than chief executive officers) have not been widely adopted and as such would put Seattle Genetics at a competitive disadvantage compared to its peer group.

The exercise price of our stock options is always equal to the fair market value (our closing price on the NASDAQ Global Select Market) of our common stock on the date of grant. Our stock option grants generally vest 1/4th upon the one year anniversary of the grant date and 1/36th of the remaining shares each month thereafter until such grant is fully vested on the four year anniversary of the grant date, subject to vesting acceleration as described under the heading “Compensation Discussion and Analysis—Post-Termination Protection” below. Restricted stock units granted to our Named Executive Officers in August 2013, as well as Dr. Drachman’s subsequent promotion grant, vest in full on the third anniversary of the grant date, subject to vesting acceleration as described under the heading “Compensation Discussion and Analysis—Post-Termination Protection” below. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive to remain in our employ. Accordingly, the stock award will provide a return to the employee only if he or she remains in our service, and, in the case of the stock option component, only if the market price of our common stock appreciates over the option term.

Other types of stock awards have not been granted historically, although the Compensation Committee retains the discretion to award other types of stock awards in the future.

Post-Termination Protection

We do not have a severance plan for employees generally but our 2007 Plan and our 1998 Stock Option Plan provide for acceleration of vesting in connection with specified change in control events. However, we have provided for severance payments to executive officers through individual employment agreements with such officers. After consulting with Radford, Seattle Genetics entered into employment agreements in 2006 with its executive officers at the Senior Vice President level providing for severance benefits that already existed for our executive officers above the Senior Vice President level who were already parties to employment agreements that provided such benefits. Generally our severance payments pursuant to these agreements are as follows: a lump sum cash payment or payment in accordance with Seattle Genetics’ standard payroll schedule, at our discretion, equal to 100% of his or her annual base salary, plus a pro-rated portion of the year’s target bonus if such officer is terminated without cause or constructively terminated, except for Dr. Siegall, who has the additional benefit of receiving a severance benefit equal to 200% of his annual base salary if he is terminated without cause or constructively terminated within 12 months following a change in control of Seattle Genetics. In addition, all officers receive 12 months of accelerated vesting of any outstanding stock awards (i.e., stock options or restricted stock units) if such officer is terminated without cause or constructively terminated, or 100% acceleration of vesting of any outstanding stock awards if such officer is terminated without cause or constructively terminated within 12 months following a change in control of Seattle Genetics or if the acquiror does not assume, substitute or otherwise replace any outstanding stock awards. In addition, Dr. Siegall receives 100% acceleration of vesting of any outstanding stock award upon a change in control. All officers are also entitled to continuation of all health benefits for 12 months (or 24 months in the case of Dr. Siegall if his employment is terminated without cause or constructively terminated within 12 months following a change in control), or a lesser amount of time until the individual is re-employed with comparable insurance benefits. Seattle Genetics does not provide any gross-ups based on taxes attributable to any of the severance benefits described above. Upon termination due to death or disability, each employment agreement also provides for payment of the portion of any annual bonus earned prior to the date of termination and any accrued but unused vacation. In addition, the 2007 Plan provides that all outstanding stock options that are vested and exercisable as of the date of the executive’s death or, in the event of the executive’s death within 30 days following the termination of service or the executive’s disability, may be exercised for six months following the executive’s death or, in the event of termination of service due to the executive’s disability, one year following the termination date but in no event after the expiration date of such option.

The Compensation Committee believes these severance benefits are important from a retention perspective to provide some level of protection to our executive officers from being terminated without cause or constructively terminated prior to or after a change in control, or from experiencing a life-changing disability, and that the amounts are reasonable when compared with similar arrangements adopted by companies in our peer group. In addition, the Compensation Committee believes that these severance benefits align executive and stockholder interests by enabling the executive officers to consider corporate objectives and possible transactions that are in the best interests of the stockholders and other constituents of Seattle Genetics without undue concern over whether such objectives or transactions may jeopardize the officers’ own employment. With these arrangements, the Compensation Committee sought uniformity of results among the officers based on their positions at Seattle Genetics, with only Dr. Siegall receiving vesting acceleration benefits solely as a result of a change in control. In addition, the Compensation Committee believes that the payment-triggering event outside of the death or disability context, namely, being terminated without cause or constructively terminated, and then only when there is no misconduct by the officer, is a fair hurdle for the ensuing rewards. Further, Dr. Siegall’s 100% acceleration of vesting of stock awards upon a change in control is intended to reduce the concern that Dr. Siegall may not have a comparable position in an acquiring company as a result of a change of control and is similar to acceleration provisions of CEOs of peer group companies. More information regarding these arrangements is provided under the heading “Potential Payments upon Termination or Change-in-Control—Employment Agreements.”

2013 Compensation Decisions

CEO Compensation.    Dr. Siegall’s 2013 compensation consisted principally of base salary, an annual bonus award and annual stock awards. The Compensation Committee determined CEO compensation using methods consistent with those described above under the heading “Compensation Discussion and Analysis—Principal Elements of Compensation.” In January 2013, the Compensation Committee approved an aggregate merit increase of 3.6% to Dr. Siegall’s 2012 base salary (to $725,000 in 2013) in recognition of his role in leading the achievement of substantially all of our 2012 corporate performance goals and analysis of competitive market salary levels near the 50th percentile compared with our peer group. The Compensation Committee in February 2014 approved a cash bonus of $652,000 under the 2013 Executive Bonus Plan in accordance with the achievement of the pre-defined corporate performance goals for 2013 and set by the Compensation Committee at 115% as described above under the heading “Principal Elements of Compensation—Annual Incentive Compensation.” Dr. Siegall was awarded a grant of stock options of 137,500 shares and 55,000 restricted stock units in August 2013 in accordance with the methods described above under the heading “Principal Elements of Compensation—Long-Term Incentive Compensation—Long-Term Equity Compensation”.

Compensation of the Other Named Executive Officers.    The Compensation Committee reviewed similar considerations for each of the other Named Executive Officers, and our Compensation Committee’s 2013 compensation determination for these executive officers are set forth below.

With respect to Mr. Simpson, the Compensation Committee focused on Mr. Simpson’s leadership of our finance department, including budget and long-range planning goals and managing expenses to such budgets and plans for determination of his individual performance percentage and merit increase. In January 2013, the Compensation Committee approved an aggregate merit increase of 7.5% to Mr. Simpson’s 2012 base salary (to $399,350 in 2013) in recognition of the individual performance described above and analysis of competitive market salary levels near the 50th percentile compared with our peer group. The Compensation Committee in February 2014 also approved a cash bonus of $203,069 under the 2013 Executive Bonus Plan in accordance with the achievement of the pre-defined corporate performance goals for 2013 and individual performance as described above under the heading “Principal Elements of Compensation—Annual Incentive Compensation.” Mr. Simpson was awarded a grant of stock options of 36,000 shares and 14,400 restricted stock units in August 2013 in accordance with the methods used for other senior executives and described above under the heading “Principal Elements of Compensation—Long-Term Incentive Compensation—Long-Term Equity Compensation”.

With respect to Mr. Dobmeier, the Compensation Committee focused on Mr. Dobmeier’s oversight of operational, program management, legal and corporate communications initiatives and his contribution to our business development activities, including our ADC collaboration with AbbVie and Bayer. In January 2013, the Compensation Committee approved an aggregate merit increase of 3.5% to Mr. Dobmeier’s 2012 base salary (to $457,550 in 2013) in recognition of the performance described above and analysis of competitive market salary levels near the 50th percentile compared with our peer group. The Compensation Committee in February 2014 also approved a cash bonus of $260,804 under the 2013 Executive Bonus Plan in accordance with the achievement of the pre-defined corporate performance goals for 2013 and individual performance as described above under the heading “Principal Elements of Compensation—Annual Incentive Compensation.” Mr. Dobmeier was awarded a grant of stock options of 45,000 shares and 18,000 restricted stock units in August 2013 in accordance with the methods used for other senior executives and described above under the heading “Principal Elements of Compensation—Long-Term Incentive Compensation—Long-Term Equity Compensation.”

With respect to Dr. Drachman, the Compensation Committee focused on Dr. Drachman’s leadership in our research and development and clinical operations. In January 2013, the Compensation Committee approved an aggregate merit increase of 3.5% to Dr. Drachman’s 2012 base salary (to $375,100 in 2013) in recognition of the individual performance described above and analysis of competitive market salary levels near the 50th percentile compared with our peer group. In October 2013 in conjunction with his promotion to Chief Medical Officer and Executive Vice President, Research and Development, the Compensation Committee approved an aggregate increase of 9.8% to Dr. Drachman’s 2013 base salary (to $412,000) in recognition of the increased responsibilities associated with this promotion and analysis of competitive market salary levels near the 50th percentile compared with our peer group. The Compensation Committee in February 2014 also approved a cash bonus of $180,864 under the 2013 Executive Bonus Plan in accordance with the achievement of the pre-defined corporate performance goals for 2013 and the individual performance as described under the heading “Principal Elements of Compensation—Annual Incentive Compensation.” Dr. Drachman was awarded a grant of 8,100 restricted stock units in October 2013 in conjunction with his promotion to Chief Medical Officer, and a grant of stock options of 36,000 shares and 14,400 restricted stock units in August 2013 in accordance with the methods used for other senior executives and described above under the heading “Principal Elements of Compensation—Long-Term Incentive Compensation—Long-Term Equity Compensation.”

With respect to Dr. Himes, the Compensation Committee focused on Dr. Himes’ oversight of the manufacturing and quality functions for determination of his individual performance percentage and merit increase. In January 2013, the Compensation Committee approved an aggregate merit increase of 4% to Dr. Himes’ 2012 base salary (to $379,600 in 2013) in recognition of the individual performance described above and analysis of competitive market salary levels near the 50th percentile compared with our peer group. The Compensation Committee in February 2014 also approved a cash bonus of $174,616 under the 2013 Executive Bonus Plan in accordance with the achievement of the pre-defined corporate performance goals for 2013 and individual performance as described above under the heading “Principal Elements of Compensation—Annual Incentive Compensation.” Dr. Himes was awarded a grant of stock options of 36,000 shares and 14,400 restricted stock units in August 2013 in accordance with the methods used for other senior executives and described above under the heading “Principal Elements of Compensation—Long-Term Incentive Compensation—Long-Term Equity Compensation.”

2014 Compensation Decisions

In February 2014, the Compensation Committee, after discussion with management, provided recommended corporate goals to the Board, which were approved by the Board in February 2014. The Board also approved the 2014 Executive Bonus Plan in February 2014 upon recommendation from the Compensation Committee. In addition to establishing new corporate goals, the Compensation Committee determined to retain the same base pay target percentages for the 2014 Executive Bonus Plan as for the 2013 Executive Bonus Plan, as follows:

Title (Name)	Target Percentage of Base Salary
Chief Executive Officer (Dr. Siegall)	75%
Chief Financial Officer (Mr. Simpson)	45%
Chief Operating Officer (Mr. Dobmeier)	50%
Chief Medical Officer (Dr. Drachman)	45%
Executive Vice President (Dr. Himes)	40%

In addition, in January 2014, the Compensation Committee determined the 2014 annual cash bonus for each executive officer, including the CEO, in accordance with the 2013 Executive Bonus Plan, and set 2014 salaries for the executive officers. The cash bonuses awarded under the 2013 Senior Executive Bonus Plan are described above, and 2014 salaries were determined as described under the heading “Principal Elements of Compensation—Base Salaries” above. The 2014 salaries were set primarily on the basis of benchmarking and adjusted based on, in the case of Dr. Siegall, corporate performance and, in the case of the other Named Executive Officers, individual performance in 2013. Dr. Siegall’s 2014 base salary was set at $750,000, a 3.4% increase from 2013; Mr. Simpson’s 2014 base salary was set at $413,350, a 3.5% increase from 2013; Mr. Dobmeier’s 2014 base salary was set at $473,600, a 3.5% increase from 2013; Dr. Drachman’s 2014 base salary was set at $438,500, a 6.4% increase from 2013; and Dr. Himes’ 2014 base salary was set at $392,900, a 3.5% increase from 2013.

Tax and Accounting Considerations

In making compensation decisions affecting our executive officers, the Compensation Committee considers and, to the extent practicable and to the extent permitted by applicable law, intends to maximize our ability to deduct under applicable federal corporate income tax law compensation payments made to executive officers. Specifically, the Compensation Committee considers the requirements and the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which generally disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m).

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, limits the amount that we may deduct from our federal income taxes for remuneration paid to our CEO and three most highly compensated executive officers (other than our CFO) to $1 million per person covered per year, unless certain requirements are met. Section 162(m) of the Internal Revenue Code provides an exception from this deduction limitation for certain forms of “performance-based compensation,” including the gain recognized by an executive officer upon the exercise of qualifying compensatory stock options. While the Compensation Committee is mindful of the benefit to our performance of full deductibility of compensation, the Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) of the Internal Revenue Code where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, the Compensation Committee has not adopted a policy that requires that all compensation be deductible and approval of compensation, including the grant of stock options or other “performance-based compensation” to our executive officers, by the Compensation Committee is not a guarantee of deductibility under the Internal Revenue Code. The Compensation Committee intends to continue to compensate our executive officers in a manner consistent with the best interests of Seattle Genetics and our stockholders.

We follow the applicable accounting rules for our stock-based compensation awards. In accordance with generally accepted accounting principles, stock-based compensation cost is measured at grant date, or with respect to performance-based awards, the service inception date, based on the estimated fair value of the awards using a variety of assumptions. This calculation is performed for accounting purposes and, as applicable, reported in the compensation tables, even though recipients may never realize any value from their awards. We expect to record this expense on an ongoing basis over the requisite employee service period. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

Compensation Recovery Plan

We do not have a policy to attempt to recover cash bonus payments paid to our executive officers if the performance objectives that led to the determination of such payments were to be restated, or found not to have been met to the extent the Compensation Committee originally believed. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt a compensation recovery policy once the SEC adopts final regulations on the subject.

Summary

The Compensation Committee believes that our compensation philosophy and programs are designed to foster a performance-oriented culture that aligns employees’ interests with those of our stockholders. The Compensation Committee believes that the compensation of our executives is both appropriate and responsive to the goal of improving stockholder value.

COMPENSATION COMMITTEE REPORT (1)

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Submitted by the members of the Compensation Committee:

Felix Baker, Ph.D. (chairman)

Daniel G. Welch

David W. Gryska

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Seattle Genetics under the Securities Act or the Exchange Act, other than in Seattle Genetics’ Annual Report on Form 10-K where it shall be deemed to be furnished, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION AND RISK

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our business. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage our employees to assume excessive risks.

The Compensation Committee, with assistance of its independent compensation consultant, extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

•	significant weighting towards long-term incentive compensation discourages short-term risk taking;

•

goals are appropriately set to provide meaningful targets that enhance stockholder value but that are quantifiable by objective criteria and are widely distributed to avoid concentration of compensation on any single target;

•	incentive awards are capped by the Compensation Committee; and

•

as a biotechnology company, we do not face the same level of risks associated with compensation of employees at other companies, such as financial services companies (traders and instruments with a high degree of risk and reward).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2013, the Compensation Committee consisted of Felix Baker (chairman), David W. Gryska and Daniel G. Welch, none of whom is a current or former officer or employee of Seattle Genetics.

No member of the Compensation Committee or executive officer of Seattle Genetics has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

SUMMARY COMPENSATION TABLE

The following table sets forth all of the compensation awarded to, or earned by, our “principal executive officer,” “principal financial officer,” and the three other highest paid executive officers whose total compensation in fiscal year 2013 exceeded $100,000. We refer to these officers in this proxy statement as the “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (4)	Option Awards ($) (5)	Non-Equity Incentive Plan Compensation ($) (6)	All Other Compensation ($) (7)	Total ($)
Clay B. Siegall, Ph.D.	2013	722,917	1,500	(2)	2,257,200	2,644,713	652,000	8,130	6,286,460
President and CEO	2012	696,667	—		1,937,925	2,337,409	577,500	7,980	5,557,481
	2011	657,500	519	(1)	1,200,380	2,219,546	807,400	7,830	4,893,175

Todd E. Simpson	2013	397,017	—		590,976	692,434	203,069	8,130	1,891,626
Chief Financial Officer	2012	369,358	—		522,000	629,607	183,818	7,980	1,712,763
	2011	346,537	448	(1)	324,749	493,236	293,454	7,830	1,466,254

Eric L. Dobmeier	2013	456,258	—		738,720	865,543	260,804	8,130	2,329,455
Chief Operating Officer	2012	440,463	1,500	(3)	678,600	818,489	243,128	7,980	2,190,160
	2011	412,349	448	(1)	386,589	1,020,403	341,804	7,830	2,169,423

Jonathan Drachman, M.D. (8)	2013	383,267	—		904,041	692,434	180,864	8,130	2,168,736
Chief Medical Officer

Vaughn B. Himes, Ph.D. (8)	2013	378,383	—		590,976	692,434	174,616	8,130	1,844,539
EVP, Technical Operations

(1)	Consists of sculptured glass artwork given to all employees, including executive officers, to commemorate the approval of ADCETRIS. The amounts in this column reflect the cost of the artwork together with related payroll taxes.

(2)	Consists of a $1,500 bonus awarded to Dr. Siegall in January 2013 for his fifteen year anniversary with Seattle Genetics

(3)	Consists of a $1,500 bonus awarded to Mr. Dobmeier in March 2012 for his ten year anniversary with Seattle Genetics.

(4)	The amounts in this column represent the aggregate full grant date fair value of restricted stock units, or RSUs, granted during the relevant year in accordance with FASB ASC Topic 718 with no estimate for future forfeitures, which value is based on the closing price of our common stock on the date of grant. Please see “Compensation of Executive Officers—Compensation Discussion and Analysis” and “Grants of Plan-Based Awards” below for more information regarding the RSUs we granted to the Named Executive Officers in 2013.

(5)	The amounts in this column represent the aggregate full grant date fair value of stock options granted during the relevant year in accordance with FASB ASC Topic 718 with no estimate for future forfeitures. For information regarding the assumptions used in calculating these amounts, see Note 12 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

(6)	The amounts in this column reflect the cash bonus awards to the Named Executive Officers under our annual Senior Executive Bonus Plans as well as, with respect to 2011, the cash awards to the Named Executive Officers under our prior Long-Term Incentive Plan.

(7)	The amounts in this column consist of life insurance premiums and company matching contributions to our 401(k) plan for all Named Executive Officers.

(8)	Because neither Dr. Drachman nor Dr. Himes was a named executive officer of Seattle Genetics in 2012 or 2011, SEC rules do not require their compensation for those years to be reported.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth each equity and non-equity award granted to our Named Executive Officers during fiscal year 2013.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Target ($)	Maximum ($)
Clay B. Siegall, Ph.D.
Annual Bonus Plan (1)	N/A	543,750	815,625	—	—	—	—
Discretionary Stock Option Award (2)	8/19/13	—	—	—	137,500	41.04	2,644,713
Discretionary RSU Award (3)	8/19/13	—	—	55,000	—	—	2,257,200

Todd E. Simpson
Annual Bonus Plan (1)	N/A	179,708	269,561	—	—	—	—
Discretionary Stock Option Award (2)	8/19/13	—	—	—	36,000	41.04	692,434
Discretionary RSU Award (3)	8/19/13	—	—	14,400	—	—	590,976

Eric L. Dobmeier
Annual Bonus Plan (1)	N/A	228,775	343,163	—	—	—	—
Discretionary Stock Option Award (2)	8/19/13	—	—	—	45,000	41.04	865,543
Discretionary RSU Award (3)	8/19/13	—	—	18,000	—	—	738,720

Jonathan Drachman, M.D.
Annual Bonus Plan (1)	N/A	185,400	278,100	—	—	—	—
Discretionary RSU Award (Promotion) (3)	10/31/13	—	—	8,100	—	—	313,065
Discretionary Stock Option Award (2)	8/19/13	—	—	—	36,000	41.04	692,434
Discretionary RSU Award (3)	8/19/13	—	—	14,400	—	—	590,976

Vaughn B. Himes, Ph.D.
Annual Bonus Plan (1)	N/A	151,840	227,760	—	—	—	—
Discretionary Stock Option Award (2)	8/19/13	—	—	—	36,000	41.04	692,434
Discretionary RSU Award (3)	8/19/13	—	—	14,400	—	—	590,976

(1)	The dollar amounts represent the target and maximum amounts of each Named Executive Officer’s potential annual cash bonus award for the year ended December 31, 2013 pursuant to our 2013 Senior Executive Annual Bonus Plan, or the Executive Bonus Plan. The amount shown as target reflects the target payment level under the Executive Bonus Plan if Seattle Genetics and each individual had achieved 100% of the specific performance objectives and goals previously approved by the Compensation Committee in 2013. An individual must have attained an individual performance percentage of 50% or more to receive any compensation under the Executive Bonus Plan. The amount shown as maximum reflects the payment level under the Executive Bonus Plan if Seattle Genetics and each individual had achieved 150% performance percentages based on the corporate goals approved by the Compensation Committee in 2013. A percentage of 150% is the maximum percentage allowed for both Seattle Genetics and individual performance percentages. Actual payouts made under the Executive Bonus Plan differed based on the actual performance objectives and goals achieved. The actual cash bonus award earned for the year ended December 31, 2013 under our Executive Bonus Plan for each Named Executive Officer is set forth in the Summary Compensation Table above. As such, the amounts set forth in these columns do not represent additional compensation earned by the Named Executive Officers for the year ended December 31, 2013. The Executive Bonus Plan is discussed in greater detail under the heading “Compensation Discussion and Analysis”.

(2)

Discretionary stock options were granted under our 2007 Plan. Vesting of all the option grants occurs 1/4th on the one year anniversary of the grant date and 1/36th of the remaining shares thereafter on a monthly basis until the grant is fully vested on the fourth anniversary of the grant date. The 2007 Plan is discussed in greater detail under the heading “Employment Agreements and Arrangements” below.

(3)	Discretionary RSUs were granted under our 2007 Plan. Vesting of all of these discretionary RSUs occurs in full on the third anniversary of the grant date.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

Employment Agreements.    Each of our Named Executive Officers has entered into a written employment agreement with Seattle Genetics. For a description of these employment agreements, please see the section of this proxy statement under the heading “Potential Payments Upon Termination or Change-In-Control—Employment Agreements” below.

Annual Cash Bonus Awards.    Each year, we adopt a Senior Executive Annual Bonus Plan that provides for annual bonus awards to reward executive officers based on our achievement of specific corporate goals and their achievement of individual performance goals. For more information regarding our 2013 Senior Executive Annual Bonus Plan and our 2014 Senior Executive Annual Bonus Plan, please see the section of this proxy statement under the heading “Compensation Discussion and Analysis—Annual Incentive Compensation” and footnote (1) to the Grants of Plan-Based Awards table above.

Discretionary Stock Awards.    As of August 2011, discretionary stock awards to executives are granted in the form of stock options and restricted stock units upon hire, promotion and generally on an annual basis, and are currently granted pursuant to our 2007 Plan. If Proposal No. 2 is approved (relating to the amendment and restatement of the 2007 Plan), future stock awards will be made under the Restated 2007 Plan as so amended and restated. Prior to August 2011, stock awards were made entirely in the form of stock options. See “Compensation Discussion and Analysis—Long-Term Equity Compensation” for more information regarding the Compensation Committee’s decision to begin granting stock awards in the form of both stock options and restricted stock units. Options granted under the 2007 Plan have a ten year term and generally vest as to 1/4th of the shares subject to the options on the one year anniversary of the grant date and 1/36th of the remaining shares each month thereafter until such option is fully vested on the four year anniversary of the grant date, subject to the accelerated vesting of such options under the terms of each executive’s employment agreement with us and pursuant to the 2007 Plan. Options granted under the 2007 Plan carry an exercise price equal to the fair market value on the date of grant (generally the closing price of our common stock on the grant date on the NASDAQ Global Select Market), and the 2007 Plan permits the exercise price of stock options to be paid by cash, check, wire transfer, other shares of our common stock (with some restrictions), broker assisted same-day sales, cancellation of debt, cashless “net exercise” arrangements, and any other form of consideration permitted by applicable law. If an executive’s service with us terminates for any reason other than cause, death or disability, then options held by the executive under the 2007 Plan generally will be exercisable to the extent they are vested on the termination date for a period of three months after the termination (if an executive’s service with us terminates for cause, then the Board or the Compensation Committee has the authority to terminate all options held by the executive under the 2007 Plan immediately). Generally, if an executive’s service with us terminates as a result of the executive’s death or in the event of the executive’s death within 30 days following the executive’s termination of service, all outstanding options that were vested and exercisable as of the date of the executive’s death or termination of service, if earlier, may be exercised for six months following the executive’s death but in no event after the expiration date of such option. Generally, if an executive’s service with us terminates as a result of the executive’s disability, then all options to the extent they are vested and exercisable on the termination date may be exercised for one year following the termination date but in no event after the expiration date of such option. Each restricted stock unit represents a right to receive one share of our common stock (subject to adjustment for certain specified changes in our capital structure). In the event that restricted stock units vest, we will deliver one share of our common stock for each restricted stock unit that has vested. Discretionary restricted stock units that we granted in 2013, including Dr. Drachman’s promotion grant, generally vest in full on the third anniversary of the grant date, provided that vesting will cease if an executive’s service with us terminates for any reason.

Under the 2007 Plan, in the event of (i) an acquisition of Seattle Genetics by means of any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the company, (ii) any sale of all or substantially all of our assets or (iii) any other event specified by the plan administrator, so long as in either (i) or (ii), our stockholders of record immediately prior to the transaction hold less than 50% of the voting power of the surviving entity and, so long as in (iii) that no change in control shall be deemed to occur upon announcement or commencement of a tender offer or upon a “potential” takeover or upon shareholder approval of a merger or other transaction, in each case without a requirement that the change in control actually occur, then the Board or the compensation committee may, in its discretion: (i) provide for the assumption or substitution of, or adjustment (including to the number and type of shares and exercise price applicable) to, each outstanding stock award; (ii) accelerate the vesting of stock awards; and/or (iii) provide for termination of awards as a result of the change in control on such terms and conditions as it deems appropriate, including providing for the cancellation of awards for a cash or other payment to the executive.

Additionally, (i) if the successor corporation does not assume or substitute equivalent awards for all outstanding equity awards granted pursuant to the 2007 Plan, then as of the date of completion of the acquisition or merger, the vesting of such equity awards will be accelerated in full; and (ii) if outstanding equity awards are assumed or equivalent awards are substituted by the successor corporation and if at the time of, immediately prior to or within twelve months after the effective time of the change of control, an equity awardee’s service as an employee or consultant is terminated without cause or due to constructive termination, then the vesting of such substituted equity award will be accelerated in full.

For more information regarding grants of stock awards to executives, please see the section of this proxy statement under the headings “Compensation Discussion and Analysis—Long-Term Incentive Compensation” and “Compensation Discussion and Analysis—Post-Termination Protection” above.

Other Compensatory Arrangements.    Seattle Genetics pays the life insurance premium for all of its employees, including the executive officers. In addition, Seattle Genetics matches fifty percent of the first six percent of salary contributed to Seattle Genetics’ 401(k) plan by employees, including the executive officers. Prior to April 1, 2013, the matched contributions vested twenty percent annually, such that employees were fully vested after five years from their date of hire. Effective April 1, 2013, the matched contributions vest at twenty-five percent annually, such that employees are fully vested after four years from their date of hire. From time to time, individual executives negotiate other compensatory arrangements in connection with their initial hire.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding equity awards granted to the Named Executive Officers that were outstanding as of December 31, 2013.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Clay B. Siegall, Ph.D.	14,000	—	10.33	02/17/2014
	56,004	—	5.92	01/31/2015
	100,000	—	5.63	01/31/2016
	75,000	—	4.45	09/06/2016
	75,000	—	10.20	05/25/2017
	200,000	—	10.29	08/28/2017
	235,000	—	11.09	08/27/2018
	250,000	—	12.16	08/25/2019
	291,666	58,334	12.00	08/27/2020
	175,000	125,000	15.46	08/24/2021
	61,875	123,750	26.10	08/20/2022
	—	137,500	41.04	08/19/2023
					60,000	(3)	2,393,400
					74,250	(4)	2,961,833
					55,000	(5)	2,193,950

Total	1,533,545	444,584			189,250		7,549,183

Todd E. Simpson	7,500	15,000	12.00	08/27/2020
	5,557	27,778	15.46	08/24/2021
	4,166	33,334	26.10	08/20/2022
	—	36,000	41.04	08/19/2023
					13,334	(3)	531,893
					20,000	(4)	797,800
					14,400	(5)	574,416

Total	17,223	112,112			47,734		1,904,109

Eric L. Dobmeier	10,417	20,834	12.00	08/27/2020
	3,125	14,063	20.52	06/30/2021
	7,222	36,112	15.46	08/24/2021
	5,837	43,334	26.10	08/20/2022
	—	45,000	41.04	08/19/2023
					17,334	(3)	691,453
					26,000	(4)	1,037,140
					18,000	(5)	718,020

Total	26,601	159,343			61,334		2,446,613

Jonathan Drachman, M.D.	42,249		10.29	08/28/2017
	10,457		8.96	03/23/2018
	55,000		11.09	08/27/2018
	50,000		12.16	08/25/2019
	20,156	2,344	10.61	05/07/2020
	54,166	10,834	12.00	08/27/2020
	29,166	20,834	15.46	08/24/2021
	13,333	26,667	26.10	08/20/2022
	—	36,000	41.04	08/19/2023
					10,000	(3)	398,900
					16,000	(4)	638,240
					14,400	(5)	574,416
					8,100	(6)	323,109

Total	274,527	96,679			48,500		1,934,665

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Vaughn B. Himes, Ph.D	180,000	—	9.23	4/30/2019
	16,667	—	12.16	08/25/2019
	54,166	10,834	12.00	08/27/2020
	33,055	23,612	15.46	08/24/2021
	13,333	26,667	26.10	08/20/2022
	—	36,000	41.04	08/19/2023
					11,334	(3)	452,113
					16,000	(4)	638,240
					14,400	(5)	574,416

Total	297,221	97,113			41,734		1,664,769

(1)

All of the unexercisable securities set forth in this column vest at a rate of 1/4th upon the one year anniversary of the vesting commencement date of such award, which vesting commencement date for each award is based on the date of hire of such person for their initial grant and thereafter on the grant date of such award. 1/36th of the remaining unvested shares vest on an equal monthly basis thereafter until the award is fully vested on the fourth anniversary of the vesting commencement date.

(2)	The market value of the restricted stock unit award is based on the closing stock price of $39.89 per share for our common stock as reported on the NASDAQ Global Select Market on December 31, 2013.

(3)	Restricted stock unit awards vest in full on August 24, 2014.

(4)	Restricted stock unit awards vest in full on August 20, 2015.

(5)	Restricted stock unit awards vest in full on August 19, 2016.

(6)	Restricted stock unit award vests in full on October 31, 2016.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding exercises of stock options and vesting of restricted stock unit awards by our Named Executive Officers for the year ended December 31, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Clay B. Siegall, Ph.D.	49,245	1,475,110	18,137	744,342
Todd E. Simpson	168,332	4,120,820	7,886	323,641
Eric L. Dobmeier	333,223	7,000,383	7,886	323,641
Jonathan Drachman, M.D	93,294	2,695,078	4,520	185,501
Vaughn B. Himes, Ph.D.	10,000	235,800	6,309	258,921

(1)	The value realized on exercise is calculated based on the difference between the exercise price of each option exercised and the closing price of our common stock on the date of exercise multiplied by the number of shares underlying each option exercised, and does not represent actual amounts received by the Named Executive Officers as a result of the option exercises.

(2)	The value realized on vesting is calculated based on the closing price of our common stock on the date of vest multiplied by the number of shares underlying each award vested, and does not represent actual amounts received by the Named Executive Officers as a result of the award vesting.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following table reflects the potential payments and benefits to which the Named Executive Officers would be entitled under each individual’s employment agreement with Seattle Genetics. The amounts shown in the table below assume that each termination or event was effective as of December 31, 2013 and that all eligibility requirements under the respective agreement were satisfied.

Name and Principal Position	Involuntary Termination (1)
	Before or more than 12 months after a Change in Control ($)	Within 12 months after a Change in Control ($)	Upon a Change in Control ($) (2)	Termination due to Death or Disability ($) (3)
Clay B. Siegall, Ph.D.
President and CEO
Base salary continuation	750,000	1,500,000	—	—
Lump sum bonus award payment	652,000	652,000	—	652,000
Health benefit continuation	3,019	6,039	—	—
Vacation payout	22,209	22,209	—	22,209
Stock Award acceleration (4)	6,492,524	13,936,381	13,936,381	—

Total	7,919,752	16,116,628	13,936,381	674,209

Todd E. Simpson
Chief Financial Officer
Base salary continuation	413,350	413,350	—	—
Lump sum bonus award payment	203,069	203,069	—	203,069
Health benefit continuation	3,019	3,019	—	—
Vacation payout	28,430	28,430	—	28,430
Stock Award acceleration (4)	1,529,768	3,460,751	—	—

Total	2,177,637	4,108,620	—	231,499

Eric L. Dobmeier
Chief Operating Officer
Base salary continuation	473,600	473,600	—	—
Lump sum bonus award payment	260,804	260,804	—	260,804
Health benefit continuation	3,019	3,019	—	—
Vacation payout	18,565	18,565	—	18,565
Stock Award acceleration (4)	2,207,519	4,779,866	—	—

Total	2,963,508	5,535,854	—	279,369

Jonathan Drachman, M.D.
Chief Medical Officer
Base salary continuation	438,500	438,500	—	—
Lump sum bonus award payment	180,864	180,864	—	180,864
Health benefit continuation	3,019	3,019	—	—
Vacation payout	37,885	37,885	—	37,885
Stock Award acceleration (4)	1,212,968	3,182,170	—	—

Total	1,873,236	3,842,438	—	218,749

Vaughn B. Himes, Ph.D.
Executive VP, Technical Operations
Base salary continuation	392,900	392,900	—	—
Lump sum bonus award payment	174,616	174,616	—	174,616
Health benefit continuation	3,019	3,019	—	—
Vacation payout	35,038	35,038	—	35,038
Stock Award acceleration (4)	1,238,273	2,911,508	—	—

Total	1,843,846	3,517,082	—	209,654

(1)	Each employment agreement provides that in the case of involuntary termination occurring at any time prior to or 12 months after a change in control, such individual is entitled to receive either a lump-sum payment equal to 12 months of monthly base salary or payment of such amount in accordance with Seattle Genetics’ standard payroll schedule, at our discretion, a lump-sum payment equal to a pro-rated portion of such individual’s annual bonus, 12 months of continued health benefits and 12 months of accelerated vesting of outstanding stock awards (i.e., stock options and restricted stock units). In the case of involuntary termination occurring within 12 months after a change in control, each individual is entitled to receive 12 months of monthly base salary, a pro-rated portion of such individual’s annual bonus, 12 months of continued health benefits and 100% acceleration of vesting of outstanding stock awards, except that Dr. Siegall is entitled to 24 months of base salary and 24 months of continued health benefits in addition to the other benefits. Such severance benefits are conditioned upon the individual’s resignation from all positions held by the individual and execution of a full release and waiver of claims. See the description of each Named Executive Officer’s employment agreement set forth below under the heading “Employment Agreements.”

(2)	Upon a change in control, Dr. Siegall is entitled to 100% acceleration of vesting of outstanding stock awards.

(3)	Upon termination due to death or disability, each employment agreement provides for payment of the portion of any annual bonus earned prior to the date of termination and any accrued but unused vacation.

(4)	The value of stock award vesting acceleration is based on the closing stock price of $39.89 per share for our common stock as reported on the NASDAQ Global Select Market on December 31, 2013 with respect to unvested restricted stock units and in-the-money unvested stock option shares (and in the case of unvested stock option shares, minus the exercise price of the unvested option shares).

Employment Agreements

In October 2001, Seattle Genetics entered into an employment agreement with Clay B. Siegall, our current President and Chief Executive Officer. In December 2008, Dr. Siegall’s employment agreement was amended and restated to clarify certain existing provisions in light of final regulations issued under Section 409A of the Internal Revenue Code of 1986. Dr. Siegall’s amended and restated employment agreement provides that he receive an annual base salary, which is currently set at $750,000 for 2014, and may receive an annual bonus based upon performance criteria and financial and operational results of Seattle Genetics as determined by the Compensation Committee of the Board of Directors under our Senior Executive Annual Bonus Plans. Dr. Siegall is also eligible to receive additional grants of stock options from time to time in the future as determined by the Board of Directors or the Compensation Committee of the Board of Directors. In the event Dr. Siegall’s employment is constructively terminated or terminated by Seattle Genetics without cause, he will be entitled to receive his monthly base salary and benefits for an additional 12 months (or 24 months if he is constructively terminated or terminated by Seattle Genetics without cause within 12 months following a change in control of Seattle Genetics), payable in either a lump-sum payment or in accordance with Seattle Genetics’ standard payroll schedule, at Seattle Genetics’ discretion, and to stock award vesting acceleration equal to an additional 12 months of vesting, as well as a pro-rated portion of his annual bonus earned up to the date of termination payable in a lump-sum payment. The employment agreement additionally provides that, in the event of a change in control, all of Dr. Siegall’s stock awards will become fully vested and, in the case of stock options, exercisable. Such severance benefits are conditioned upon Dr. Siegall’s resignation from all positions held by Dr. Siegall and execution of a full release and waiver of claims. Dr. Siegall’s employment is for no specified length of time, and either he or Seattle Genetics has the right to terminate his employment at any time with or without cause.

In October 2005, Seattle Genetics entered into an employment agreement with Todd E. Simpson, our current Chief Financial Officer. In December 2008, Mr. Simpson’s employment agreement was amended and restated to clarify certain existing provisions in light of final regulations issued under Section 409A of the Internal Revenue Code of 1986. Mr. Simpson’s amended and restated employment agreement provides that he receive an annual base salary, which is currently set at $413,350 for 2014, and is eligible to receive an annual bonus at a target percentage of his base salary as determined by the Compensation Committee. The employment agreement additionally provided that Mr. Simpson receive a bonus of $20,000 payable upon commencement of his employment and receive an additional $25,000 payable upon the six month anniversary of his commencement date. Mr. Simpson also received an option to purchase 250,000 shares of our common stock at fair market value on the date of grant with a four year vesting period, subject to Mr. Simpson’s continued employment with Seattle Genetics and the terms of our 1998 Stock Option Plan. If Mr. Simpson’s employment is constructively terminated or terminated by Seattle Genetics without cause, Mr. Simpson will be entitled to 12 months of base salary, payable in either a lump-sum payment or in accordance with Seattle Genetics’ standard payroll schedule, at Seattle Genetics’ discretion, a pro-rated portion of his annual bonus earned up to the date of termination payable in a lump-sum payment, and health benefits continuation. Additionally, in the event Mr. Simpson is constructively terminated or terminated by Seattle Genetics without cause, he will be entitled to receive stock award vesting acceleration equal to 12 months of vesting. The employment agreement additionally provides that in the event Mr. Simpson is involuntarily terminated within 12 months of a change in control of Seattle Genetics, all of Mr. Simpson’s stock awards will become fully vested and, in the case of stock options, exercisable. Such severance benefits are conditioned upon Mr. Simpson’s resignation from all positions held by Mr. Simpson and execution of a full release and waiver of claims. Mr. Simpson’s employment is for no specified length of time, and either he or Seattle Genetics has the right to terminate his employment at any time with or without cause.

In September 2006, Seattle Genetics entered into an employment agreement with Eric L. Dobmeier, our current Chief Operating Officer. In December 2008, Mr. Dobmeier’s employment agreement was amended and restated to clarify certain existing provisions in light of final regulations issued under Section 409A of the Internal Revenue Code of 1986. Mr. Dobmeier’s amended and restated employment agreement provides that he receive an annual base salary, which is currently set at $473,600 for 2014, and is eligible to receive an annual bonus at a target percentage of his base salary as determined by the Compensation Committee. The employment agreement additionally provides if Mr. Dobmeier’s employment is constructively terminated or terminated by Seattle Genetics without cause, Mr. Dobmeier will be entitled to 12 months of base salary, payable in either a lump-sum payment or in accordance with Seattle Genetics’ standard payroll schedule, at Seattle Genetics’ discretion, a pro-rated portion of his annual bonus earned up to the date of termination payable in a lump-sum payment, and health benefits continuation. Additionally, in the event Mr. Dobmeier is constructively terminated or terminated by Seattle Genetics without cause, he will be entitled to receive stock award vesting acceleration equal to 12 months of vesting. The employment agreement additionally provides that in the event Mr. Dobmeier is involuntarily terminated within 12 months of a change in control of Seattle Genetics, all of Mr. Dobmeier’s stock awards will become fully vested and, in the case of stock options, exercisable. Such severance benefits are conditioned upon Mr. Dobmeier’s resignation from all positions held by Mr. Dobmeier and execution of a full release and waiver of claims. Mr. Dobmeier’s employment is for no specified length of time, and either he or Seattle Genetics has the right to terminate his employment at any time with or without cause.

In October 2010, Seattle Genetics entered into an employment agreement with Jonathan Drachman, our current Chief Medical Officer. Dr. Drachman’s employment agreement provides that he receive an annual base salary, which is currently set at $438,500 for 2014, and is eligible to receive an annual bonus at a target percentage of his base salary as determined by the Compensation Committee. If Dr. Drachman’s employment is constructively terminated or terminated by Seattle Genetics without cause, Dr. Drachman will be entitled to 12 months of base salary, payable in either a lump-sum payment or in accordance with Seattle Genetics’ standard payroll schedule, at Seattle Genetics’ discretion, a pro-rated portion of his annual bonus earned up to the date of termination payable in a lump-sum payment, and health benefits continuation. Additionally, in the event Dr. Drachman is constructively terminated or terminated by Seattle Genetics without cause, he will be entitled to receive stock award vesting acceleration equal to 12 months of vesting. The employment agreement additionally provides that in the event Dr. Drachman is involuntarily terminated within 12 months of a change in control of Seattle Genetics, all of Dr. Drachman’s stock awards will become fully vested and, in the case of stock options, exercisable. Such severance benefits are conditioned upon Dr. Drachman’s resignation from all positions held by Dr. Drachman and execution of a full release and waiver of claims. Dr. Drachman’s employment is for no specified length of time, and either he or Seattle Genetics has the right to terminate his employment at any time with or without cause.

In April 2009, Seattle Genetics entered into an employment agreement with Vaughn B. Himes, Ph.D., our current Executive Vice President, Technical Operations. Dr. Himes’s employment agreement provides that he receive an annual base salary, which is currently set at $392,900 for 2014, and is eligible to receive an annual bonus at a target percentage of his base salary as determined by the Compensation Committee. The employment agreement additionally provides if Dr. Himes’s employment is constructively terminated or terminated by Seattle Genetics without cause, Dr. Himes will be entitled to 12 months of base salary, payable in either a lump-sum payment or in accordance with Seattle Genetics’ standard payroll schedule, at Seattle Genetics’ discretion, a pro-rated portion of his annual bonus earned up to the date of termination payable in a lump-sum payment, and health benefits continuation. Additionally, in the event Dr. Himes is constructively terminated or terminated by Seattle Genetics without cause, he will be entitled to receive stock award vesting acceleration equal to 12 months of vesting. The employment agreement additionally provides that in the event Dr. Himes is involuntarily terminated within 12 months of a change in control of Seattle Genetics, all of Dr. Himes’s stock awards will become fully vested and, in the case of stock options, exercisable. Such severance benefits are conditioned upon Dr. Himes’s resignation from all positions held by Dr. Himes and execution of a full release and waiver of claims. Dr. Himes’s employment is for no specified length of time, and either he or Seattle Genetics has the right to terminate his employment at any time with or without cause.

Other Termination Benefits

Other than as set forth in each Named Executive Officer’s employment agreement and except as otherwise provided by applicable law, the Named Executive Officers are generally not entitled to any additional benefits upon a termination or change in control of Seattle Genetics. However, under the 2007 Plan and our Amended and Restated 1998 Stock Option Plan, or 1998 Plan, in the event of a change in control of Seattle Genetics, (i) if the successor corporation does not assume or substitute equivalent awards for all outstanding equity awards granted pursuant to the 2007 Plan or the 1998 Plan, then as of the date of completion of the acquisition or merger, the vesting of such equity awards shall be accelerated in full; and (ii) if outstanding equity awards are assumed or equivalent awards are substituted by the successor corporation and if at the time of, immediately prior to or within twelve months after the effective time of the change of control, an equity awardee’s service as an employee or consultant is terminated without cause or due to constructive termination, then the vesting of such substituted equity award shall be accelerated in full. The value of such stock option acceleration in full for each Named Executive Officer, assuming such termination or event was effective as of December 31, 2013, is set forth in the Potential Payments Upon Termination or Change-In-Control table above under the column “Involuntary Termination—Within 12 months after a Change in Control”.

Under the 2007 Plan, if a Named Executive Officer’s service with us is terminated as a result of death or disability, the period of time in which options may be exercised following termination is extended as described in more detail under the heading “Employment Agreements and Arrangements—Discretionary Stock Awards.” The terms of the 1998 Plan are substantially similar to the 2007 Plan with respect to the extension of the post-termination exercise period in the case of a termination due to death or disability.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review of Related Party Transactions

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for the review, oversight and approval of any transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members or affiliates in which the amount involved exceeds $120,000 or is otherwise required to be disclosed by Seattle Genetics under applicable rules and regulations of the SEC. The Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited to, the risks, costs and benefits to Seattle Genetics, the terms of the transaction, and the availability of other sources for comparable services or products.

Certain Transactions With or Involving Related Persons

Indemnification Agreements.    Seattle Genetics has entered into indemnification agreements with its directors and certain officers for the indemnification of and advancement of expenses to these persons to the fullest extent permitted by law. Seattle Genetics also intends to enter into these agreements with our future directors and certain future officers.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2013 with respect to the shares of our common stock that may be issued under our existing equity compensation plans: our Amended and Restated 2007 Equity Incentive Plan, our Amended and Restated 1998 Stock Option Plan, our 2000 Directors’ Stock Option Plan and our Amended and Restated 2000 Employee Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted average exercise price of outstanding options and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by stockholders:
Amended and Restated 2007 Equity Incentive Plan (1)	10,414,759	19.82	2,217,875	(2)
Amended and Restated 1998 Stock Option Plan	1,174,966	7.97	—	(3)
2000 Directors’ Stock Option Plan	247,381	10.23	—	(4)
Amended and Restated 2000 Employee Stock Purchase Plan	—	—	314,713	(5)
Equity compensation plans not approved by stockholders:	—	—	—

Total	11,837,106		2,532,588

(1)	The number of securities to be issued upon exercise of outstanding options and rights (column (a)) includes shares subject to restricted stock units granted under the 2007 Plan, which restricted stock units do not carry an exercise price. Accordingly, the weighted average exercise price of outstanding options and rights (column(b)) excludes the grant of restricted stock units.

(2)	As indicated in Proposal No. 2, we are asking for approval of an amendment and restatement of the 2007 Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance thereunder by 4,500,000 shares.

(3)	The Amended and Restated 1998 Stock Option Plan expired on December 23, 2007.

(4)	The 2000 Directors’ Stock Option Plan expired on March 7, 2011.

(5)	As of December 31, 2013, 314,713 shares remained available for future issuance under our Amended and Restated 2000 Employee Stock Purchase Plan, or our ESPP. As of March 21, 2014, 240,804 shares remained available for purchase in the current purchase period under our ESPP.

STOCKHOLDERS SHARING THE SAME ADDRESS

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record and share a single address, only one Annual Report to Stockholders and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street name stockholder residing at the same address who wishes to receive a separate copy of this proxy statement or accompanying Annual Report to Stockholders may request a separate copy by contacting the bank, broker or other holder of record, by contacting our Investor Relations Department at (425) 527-4000 or by sending a written request to: Eric L. Dobmeier, Corporate Secretary, Seattle Genetics, 21823 – 30th Drive SE,

Bothell, Washington 98021. The voting instructions sent to a street name stockholder should provide information on how to request (1) householding of future Seattle Genetics proxy materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact Seattle Genetics as described above.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares are represented. Stockholders are urged to vote by Internet, by telephone or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided.

By Order of the Board of Directors,

Eric L. Dobmeier

Corporate Secretary

Bothell, Washington

April 7, 2014

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2013 is available without charge upon written request to: Eric L. Dobmeier, Corporate Secretary, Seattle Genetics, 21823 – 30th Drive SE, Bothell, Washington 98021.

APPENDIX A

SEATTLE GENETICS, INC.

AMENDED AND RESTATED

2007 EQUITY INCENTIVE PLAN

(amended and restated by the Board August 5, 2009)

(amended and restated by the Board March 11, 2010)

(approved by the Company’s stockholders May 21, 2010)

(amended and restated by the Board March [    ], 2012)

(approved by the Company’s stockholders May 18, 2012)

(amended and restated by the Board February [    ], 2014)

[(approved by the Company’s stockholders May 16, 2014)]

1. Purposes of the Plan.

The purpose of this Plan is to encourage ownership in Seattle Genetics, Inc., a Delaware corporation (the “Company”), by key personnel whose long-term employment or other service relationship with the Company is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success.

2. Definitions.

As used herein, the following definitions shall apply:

(a) “Administrator” means the Board, any Committees or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

(b) “Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

(c) “Applicable Laws” means the requirements relating to the administration of stock option and stock award plans under U.S. federal and state laws, the Code, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

(d) “Award” means a Stock Award or Option granted in accordance with the terms of the Plan.

(e) “Awardee” means an Employee, Consultant or Director of the Company or any Affiliate who has been granted an Award under the Plan.

(f) “Award Agreement” means a Stock Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means (i) an action or omission of Awardee which constitutes a willful and intentional material breach of any written agreement or covenant with the Company, including without limitation, Awardee’s theft or other misappropriation of the Company’s proprietary information; (ii) Awardee’s commitment of fraud, embezzlement, misappropriation of funds or breach of trust in connection with

Awardee’s employment; or (iii) Awardee’s conviction of any crime which involves dishonesty or a breach of trust, or gross negligence in connection with the performance of the Awardee’s duties. The determination as to whether an Awardee is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Awardee. The foregoing definition does not in any way limit the Company’s ability to terminate an Awardee’s employment or consulting relationship at any time as provided in Section 16 below, and the term “Company” will be interpreted to include any Affiliate or successor thereto, if appropriate.

(i) “Change in Control” means any of the following, unless the Administrator provides otherwise:

i. an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company);

ii. a sale of all or substantially all of the assets of the Company, so long as in either i. or ii. above, the Company’s stockholders of record immediately prior to such transaction will, immediately after such transaction, hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity; or

iii. any other event specified by the Board or a Committee, regardless of whether at the time an Award is granted or thereafter; provided, however, that no Change in Control (or any analogous term) shall be deemed to occur upon announcement or commencement of a tender offer or upon a “potential” takeover or upon shareholder approval of a merger or other transaction, in each case without a requirement that the Change in Control actually occur.

(j) “Code” means the United States Internal Revenue Code of 1986, as amended.

(k) “Committee” means the compensation committee of the Board or a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Seattle Genetics, Inc., a Delaware corporation, or its successor.

(n) “Constructive Termination” means (A) there is a material reduction or change in job duties, responsibilities and requirements inconsistent with Awardee’s position with the Company and prior duties, responsibilities and requirements, provided that neither a mere change in title alone nor reassignment to a position that is substantially similar to the position held prior to the change in terms of job duties, responsibilities or requirements shall constitute a material reduction in job responsibilities; or (B) there is a reduction in Awardee’s then-current base salary by at least twenty percent (20%), provided that an across-the-board reduction in the salary level of all other employees by the same percentage amount as part of a general salary level reduction shall not constitute such a salary reduction; or (C) Awardee refuses to relocate to a facility or location more than fifty (50) miles from the Company’s current location.

(o) “Consultant” means any person engaged by the Company or any Affiliate to render services to such entity as an advisor or consultant.

(p) “Conversion Award” has the meaning set forth in Section 4(b)(xiii) of the Plan.

(q) “Director” means a member of the Board.

(r) “Employee” means a regular, active employee of the Company or any Affiliate, including an Officer and/or Inside Director. Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Awardee’s status from an Employee to a Consultant or Director, and (v) at the request of the Company or an Affiliate an Employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” of a Share on any given date means, unless otherwise required by Applicable Law, the fair market value of such Share as determined in good faith by the Administrator either through application of any reasonable valuation method or, in the absence of any method established under law, in practice or otherwise to be reasonable, then pursuant to the Administrator’s good faith conclusion that its valuation determination is reasonable; provided that, to the extent possible, such value shall be determined with reference to the closing price of the Company’s Common Stock as quoted on the applicable date on Nasdaq or the exchange or market with the greatest volume of trading in the Common Stock as of the applicable date, or if the Shares were not trading on such date, then the closing bid on the applicable date. The Administrator may make a good faith determination that it is reasonable to use one valuation method with respect one type of transaction arising under the Plan and a different valuation method with respect to another type of Plan transaction, provided that in each case the Administrator concludes that application of the particular method results in the most accurate measure of fair market value with respect thereto.

(u) “Grant Date” means, for all purposes, the date on which the Administrator makes the determination granting an Award, or such other date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Awardee’s employment relationship with the Company.

(v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Inside Director” means a Director who is an Employee.

(x) “Nasdaq” means the Nasdaq Global Market or its successor.

(y) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Option” means a right granted under Section 8 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Option (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

(bb) “Outside Director” means a Director who is not an Employee.

(cc) “Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

(dd) “Plan” means this Seattle Genetics, Inc. Amended and Restated 2007 Equity Incentive Plan.

(ee) “Qualifying Performance Criteria” shall have the meaning set forth in Section 12(b) of the Plan.

(ff) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(gg) “Stock Appreciation Right” means a right to receive cash and/or shares of Common Stock based on a change in the Fair Market Value of a specific number of shares of Common Stock between the Grant Date and the exercise date granted under Section 11.

(hh) “Stock Award” means an award or issuance of Shares, Stock Units, Stock Appreciation Rights or other similar awards made under Section 11 of the Plan, the grant, issuance, retention, vesting, settlement and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

(ii) “Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(jj) “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(kk) “Termination of Employment” shall mean ceasing to be an Employee, Consultant or Director, as determined in the sole discretion of the Administrator. However, for Incentive Stock Option purposes, Termination of Employment will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Employment.

(ll) “Total and Permanent Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

3. Stock Subject to the Plan.

(a) Aggregate Limits.    Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be sold or issued pursuant to Awards granted under the Plan is 21,000,000 Shares.

Shares subject to Awards granted under the Plan that are cancelled, expire or are forfeited (including without limitation, any such Shares having been issued under the Award to the Participant) shall be available for re-grant under the Plan. If an Awardee pays the exercise or purchase price of an Award granted under the Plan through the tender of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld shall become available for re-issuance thereafter under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

(b) Code Section 162(m) Share Limits.    Subject to the provisions of Section 13 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Awardee shall not exceed 1,000,000. Notwithstanding anything to the contrary in the Plan, the limitation set forth in this Section 3(b) shall be subject to adjustment under Section 13(a) of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m).

4. Administration of the Plan.

(a) Procedure.

i. Multiple Administrative Bodies.    The Plan shall be administered by the Board, a Committee and/or their delegates.

ii. Section 162.    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to “covered employees” within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

iii. Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

iv. Other Administration.    The Board or a Committee may delegate to an authorized officer or officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code or (C) any other executive officer.

v. Delegation of Authority for the Day-to-Day Administration of the Plan.    Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

vi. Nasdaq.    The Plan will be administered in a manner that complies with any applicable Nasdaq or stock exchange listing requirements.

(b) Powers of the Administrator.    Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

i. to select the Employees, Consultants and Directors of the Company or its Affiliates to whom Awards are to be granted hereunder;

ii. to determine the number of shares of Common Stock or amount of cash to be covered by each Award granted hereunder;

iii. to determine the type of Award to be granted to the selected Employees, Consultants and Directors;

iv. to approve forms of Award Agreements for use under the Plan;

v. to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price (if applicable), the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

vi. to determine whether and under what circumstances an Option may be settled in cash under Section 8(h) instead of Common Stock;

vii. to correct administrative errors;

viii. to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

ix. to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

x. to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

xi. to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such amendment is subject to Section 14 of the Plan and except as set forth in that Section, may not impair any outstanding Award unless agreed to in writing by the Participant;

xii. to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

xiii. to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger, acquisition or other transaction. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Awards shall be Nonstatutory Stock Options. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

xiv. to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xv. to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy or under any other Company policy relating to Company stock and stock ownership and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

xvi. to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

xvii. to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c) Effect of Administrator’s Decision.    All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants and on all other persons. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5. Eligibility.

Awards may be granted to Employees, Consultants and Directors of the Company or any of its Affiliates; provided that Incentive Stock Options may be granted only to Employees of the Company or of a Subsidiary of the Company.

6. Term of Plan.

The Plan shall become effective on December 23, 2007 contingent upon approval of the stockholders of the Company. It shall continue in effect for a term of ten (10) years from the later of the date the stockholders of the Company approve the Plan or the date any amendment to add shares to the Plan is approved by stockholders of the Company, unless terminated earlier under Section 14 of the Plan.

7. Term of Award.

The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall have a term of no more than five (5) years from the Grant Date.

8. Options.

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the Awardee or within the control of others.

(a) Option Agreement.    Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option or the Shares issued upon exercise of the Option and forfeiture provisions on either and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b) Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

i. In the case of an Incentive Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date; provided however, that in the case of an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date.

ii. In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date.

iii. Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion.

(c) No Option Repricings.    Other than in connection with a change in the Company’s capitalization (as described in Section 14(a) of the Plan), the exercise or strike price of an Option or Stock Appreciation Right may not be reduced without stockholder approval. Additionally, the Administrator will not have the authority to cancel any outstanding Option or Stock Appreciation Right that has an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve months prior to such an event.

(d) Vesting Period and Exercise Dates.    Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

(e) Form of Consideration.    The Participant may pay the exercise price of an Option using any of the following forms of consideration, unless the Administrator determines not to permit such form of consideration at any time including at the time of exercise:

i. cash;

ii. check or wire transfer (denominated in U.S. Dollars);

iii. subject to the Company’s discretion to refuse for any reason and at any time to accept such consideration and subject to any conditions or limitations established by the Administrator, other Shares held by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

iv. consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;

v. cashless “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price; provided that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the exercise price not satisfied by such reduction in the number of whole Shares to be issued; and also provided that Shares will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) Shares are withheld to pay the exercise price pursuant to a “net exercise,” and (B) the remaining number of whole Shares are delivered to the Participant as a result of such exercise;

vi. such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

vii. any combination of the foregoing methods of payment.

(f) Effect of Termination on Options

i. Generally.    Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment other than as a result of circumstances described in Sections 8(f)(ii) and (iii) below, any outstanding Option granted to such Awardee, whether vested or unvested, to the extent not theretofore exercised, shall terminate immediately upon the Awardee’s Termination of Employment; provided, however, that the Administrator may in the Option Agreement specify a period of time (but not beyond the expiration date of the Option) following Termination of Employment during which the Awardee may exercise the Option as to Shares that were vested and exercisable as of the date of Termination of Employment. To the extent such a period following Termination of Employment is specified, the Option shall automatically terminate at the end of such period to the extent the Awardee has not exercised it within such period.

ii. Disability of Awardee.    Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s disability, including Total and Permanent Disability, all outstanding Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Employment may be exercised by the Awardee until (A) twelve (12) months following Awardee’s Termination of Employment as a result of Awardee’s disability, including Total and Permanent Disability or (B) the expiration of the term of such Option. If the Participant does not exercise such Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

iii. Death of Awardee.    Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s death or in the event of the death of an Awardee within thirty (30) days following an Awardee’s Termination of Employment, all outstanding Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s death, or if earlier the date of Termination of Employment, may be exercised until the earlier of (A) six (6) months following the Awardee’s death or (B) the expiration of the term of such Option. If an Option is held by the Awardee when he or she dies, such Option may be exercised, to the extent the Option is vested and exercisable, by the beneficiary designated by the Awardee (as provided in Section 15 of the Plan), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Option under the Awardee’s will or the laws of descent or distribution; provided that the Company need not accept exercise of an Option by such beneficiary, executor or administrator unless the Company has satisfactory evidence of such person’s authority to act as such. If the Option is not so exercised within the time specified, such Option (to the extent not exercised) shall automatically terminate.

iv. Termination for Cause.    The Administrator has the authority to cause all outstanding Options held by an Awardee to terminate immediately in their entirety upon first notification to the Awardee of the Awardee’s Termination of Employment for Cause. If an Awardee’s employment or consulting relationship with the Company is suspended pending an investigation of whether the Awardee shall be terminated for Cause, the Administrator has the authority to cause all the Awardee’s rights under all outstanding Options to be suspended during the investigation period in which event the Awardee shall have no right to exercise any outstanding Options.

v. Other Terminations of Employment.    The Administrator may provide in the applicable Option Agreement for different treatment of Options upon Termination of Employment of the Awardee than that specified above.

vi. Extension of Exercise Period.    The Administrator shall have full power and authority to extend the period of time for which an Option is to remain exercisable following an Awardee’s Termination of Employment from the periods set forth in Sections 8(f)(ii) and (iii) above or in the Option Agreement to such greater time as the Board shall deem appropriate, provided that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Option Agreement.

(g) Leave of Absence.    The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave that is not a leave required to be provided to the Awardee under Applicable Law. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Awardee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Awardee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(h) Buyout Provisions.    The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Awardee at the time that such offer is made.

9. Incentive Stock Option Limitations/Terms.

(a) Eligibility.    Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options.

(b) $100,000 Limitation.    Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c) Transferability.    An Incentive Stock Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, may only be exercised by the Awardee. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option. The designation of a beneficiary by an Awardee will not constitute a transfer.

(d) Exercise Price.    The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

(e) Other Terms.    Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.

10. Exercise of Option.

(a) Procedure for Exercise.

i. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Option Agreement.

ii. An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) payment of all applicable withholding taxes.

iii. An Option may not be exercised for a fraction of a Share.

(b) Rights as a Stockholder.    The Company shall issue (or cause to be issued) such Shares as administratively practicable after the Option is exercised. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

11. Stock Awards.

(a) Stock Award Agreement.    Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria (including Qualifying Performance Criteria), if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting, settlement and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator; provided, however, that each Stock Award must have a minimum vesting period of one (1) year from the Grant Date.

(b) Restrictions and Performance Criteria.    The grant, issuance, retention, vesting and/or settlement of each Stock Award or the Shares subject thereto may be subject to such performance criteria (including Qualifying Performance Criteria) and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Unless otherwise permitted in compliance with the requirements of Code Section 162(m) with respect to an Award intended to comply as “performance-based compensation” thereunder, the Committee shall establish the Qualifying Performance Criteria applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable performance period, or (b) the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the applicable Qualifying Performance Criteria remains substantially uncertain.

(c) Forfeiture.    Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Employment, the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased or earned any Shares, the Company shall have a right to repurchase the unvested Shares at such price and on such terms and conditions as the Administrator determines.

(d) Rights as a Stockholder.    Unless otherwise provided by the Administrator in the Award Agreement, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Unless otherwise provided by the Administrator, a Participant holding Stock Units shall not be entitled to receive dividend payments or any credit therefore as if he or she was an actual stockholder.

(e) Stock Appreciation Rights.

i. General.    Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Board may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Board. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Board shall specify in the Stock Award Agreement.

ii. Exercise of Stock Appreciation Right.    Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the Fair Market Value on the Grant Date of the Shares covered by the exercised portion of the Stock Appreciation Right (or such other amount calculated with respect to Shares subject to the Award as the Board may determine). The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Board and may be in cash, Shares or a combination thereof, over the period or periods specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.

iii. Nonassignability of Stock Appreciation Rights.    Except as determined by the Administrator, no Stock Appreciation Right shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

12. Other Provisions Applicable to Awards.

(a) Non-Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution. Subject to Section 9(c), the Administrator may in its discretion make an Award transferable to an Awardee’s family member or any other person or entity as it deems appropriate. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

(b) Qualifying Performance Criteria.    For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income, in aggregate or per share; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) growth in stockholder value relative to the moving average of a peer group index; (xix) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xx) improvement in workforce diversity; (xxi) growth of revenue, operating income or net income; (xxii) approval by the U.S. Food and Drug Administration or other regulatory body of a product candidate; and (xxiii) any other similar criteria. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs and/or other nonrecurring charges; and (E) any gains or losses classified as “extraordinary” under generally accepted accounting principles or discontinued operations in the Company’s financial statements.

(c) Certification.    Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

(d) Discretionary Adjustments Pursuant to Section 162(m).    Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(e) Compliance with Section 409A.    Notwithstanding anything to the contrary contained herein, to the extent that the Administrator determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under Applicable Law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance”). Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement provides otherwise, with specific reference to this sentence), to the extent that a Participant holding an Award that constitutes “deferred compensation” under Section 409A and the Guidance is a “specified employee” (also as defined thereunder), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A and the Guidance) or, if earlier, the date of the Participant’s death.

(f) Deferral of Award Benefits.    The Administrator may in its discretion and upon such terms and conditions as it determines appropriate permit one or more Participants whom it selects to (a) defer compensation payable pursuant to the terms of an Award, or (b) defer compensation arising outside the terms of this Plan pursuant to a program that provides for deferred payment in satisfaction of such other compensation amounts through the issuance of one or more Awards. Any such deferral arrangement shall be evidenced by an Award Agreement in such form as the Administrator shall from time to time establish, and no such deferral arrangement shall be a valid and binding obligation unless evidenced by a fully executed Award Agreement, the form of which the Administrator has approved, including through the Administrator’s establishing a written program (the “Program”) under this Plan to govern the form of Award Agreements participating in such Program. Any such Award Agreement or Program shall specify the treatment of dividends or dividend equivalent rights (if any) that apply to Awards governed thereby, and shall further provide that any elections governing payment of amounts pursuant to such Program shall be in writing, shall be delivered to the Company or its agent in a form and manner that complies with Code Section 409A and the Guidance, and shall specify the amount to be distributed in settlement of the deferral arrangement, as well as the time and form of such distribution in a manner that complies with Code Section 409A and the Guidance.

13. Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization.    Subject to any required action by the stockholders of the Company, (i) the number and kind of Shares covered by each outstanding Award, (ii) the exercise or purchase (including repurchase) price per Share subject to each such outstanding Award and (iii) each of the Share limitations set forth in Section 3 of the Plan, shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, spin-off, combination or reclassification of the Common Stock, or any other similar increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent an Award has not been previously exercised or the Shares subject thereto issued to the Awardee and unless otherwise determined by the Administrator, an Award will terminate immediately prior to the consummation of the transaction. In addition, the Administrator may provide that any Company repurchase option or forfeiture applicable to any Shares purchased upon exercise of an Option or covered by a Stock Award shall lapse as to all such Shares, provided the proposed liquidation or dissolution takes place at the time and in the matter contemplated.

(c) Change in Control.    In the event there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment (including to the number and type of Shares and exercise or purchase price applicable) to, each outstanding Award; (ii) accelerate the vesting of Options and terminate any restrictions on Stock Awards and/or (iii) provide for termination of Awards as a result of the Change in Control on such terms and conditions as it deems appropriate, including providing for the cancellation of Awards for a cash or other payment to the Participant.

For purposes of this Section 13(c), an Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change in Control, as the case may be, each holder of an Award would be entitled to receive upon exercise of the Award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (after giving effect to any adjustments in the number of Shares covered by the Award as provided for in Section 13(a)); provided that if such consideration received in the transaction is not solely common stock of the successor corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Award to be solely common stock of the successor corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

In the event of a Change in Control, and if an Awardee’s Awards are not assumed by the successor corporation or its parent or subsidiary and such successor does not substitute equivalent options or awards for those outstanding under the Plan and the Awardee has not experienced a Termination of Employment without Cause as of, or has experienced a Termination of Employment without Cause immediately prior to, the effective time of the Change in Control, then such Awards shall become fully vested and exercisable and/or payable as applicable, and all forfeiture or repurchase restrictions on such Awards shall lapse immediately prior to the effective time of the Change in Control. Upon, or in anticipation of, such Change in Control, the Administrator may cause any and all Awards outstanding under the Plan to terminate at a specific time in the future and shall give each Awardee the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine. The Administrator shall have sole discretion to determine whether an Award has been assumed by the successor corporation or its parent or subsidiary or whether such successor has substituted equivalent awards for those outstanding under the Plan in connection with a Change in Control subject to the preceding paragraph.

In the event of a Change in Control, if outstanding Awards are assumed or equivalent awards are substituted by the successor corporation or a parent or subsidiary of such successor corporation, and if at the time of, immediately prior to or within twelve (12) months after, the effective time of such Change in Control, an Awardee experiences a Termination of Employment without Cause or as a result of a Constructive Termination, then, as of the date of Awardee’s Termination of Employment, the vesting and exercisability of any assumed Option, or any option substituted for an Option by the successor corporation or a parent or subsidiary of such successor corporation, held by Awardee at the time of termination, and the lapse of any forfeiture or repurchase restrictions with respect to any assumed Stock Award, or any stock award substituted for a Stock Award by the successor corporation or a parent or subsidiary of such successor corporation, held by Awardee at the time of termination, shall be accelerated in full.

14. Amendment and Termination of the Plan.

(a) Amendment and Termination.    The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Law. To the extent required to comply with Section 162(m), the Company shall seek re-approval of the Plan from time to time by the stockholders. In addition, without limiting the foregoing, unless approved by the stockholders of the Company, no such amendment shall be made that would:

i. increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 13 of the Plan;

ii. reduce the minimum exercise prices at which Options may be granted under the Plan (as set forth in Section 8(b));

iii. result in a repricing of Options or Stock Appreciation Rights; or

iv. change the class of persons eligible to receive Awards under the Plan.

(b) Effect of Amendment or Termination.    No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided further that the Administrator may amend an outstanding Award in order to conform it to the Administrator’s intent (in its sole discretion) that such Award not be subject to Code Section 409A(a)(1). Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c) Effect of the Plan on Other Arrangements.    Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The value of Awards granted pursuant to the Plan will not be included as compensation, earnings, salaries or other similar terms used when calculating an Awardee’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides.

15. Designation of Beneficiary.

(a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. No Right to Awards or to Employment.

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee, Consultant or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

17. Legal Compliance.

Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

18. Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. Notice.

Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

20. Governing Law; Interpretation of Plan and Awards.

(a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

(b) In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d) The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(e) All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

(f) Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be selected from amongst those members of the Board who are neither Administrators nor Employees. If there are no such members of the Board, the arbitrator shall be selected by the Board. The arbitrator shall be an individual who is an attorney licensed to practice law in the State of Washington. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

21. Limitation on Liability.

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

(a) The Non-Issuance of Shares.    The non-issuance or sale of Shares (including under Section 17 above) as to which the Company has been unable, or the Administrator deems it infeasible, to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax Consequences.    Any tax consequence realized by any Participant, Employee, Awardee or other person due to the receipt, vesting, exercise or settlement of any Option or other Award granted hereunder or due to the transfer of any Shares issued hereunder. The Participant is responsible for, and by accepting an Award under the Plan agrees to bear, all taxes of any nature that are legally imposed upon the Participant in connection with an Award, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on the Participant. In particular, Awards issued under the Plan may be characterized by the Internal Revenue Service (the “IRS”) as “deferred compensation” under the Code resulting in additional taxes, including in some cases interest and penalties. In the event the IRS determines that an Award constitutes deferred compensation under the Code or challenges any good faith characterization made by the Company or any other party of the tax treatment applicable to an Award, the Participant will be responsible for the additional taxes, and interest and penalties, if any, that are determined to apply if such challenge succeeds, and the Company will not reimburse the Participant for the amount of any additional taxes, penalties or interest that result.

(c) Forfeiture.    The requirement that Participant forfeit an Award, or the benefits received or to be received under an Award, pursuant to any Applicable Law.

22. Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on May 15, 2014.
Vote by Internet
• Go to www.investorvote.com/SGEN
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals	—	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES FOR DIRECTOR LISTED BELOW AND “FOR” PROPOSAL NOS. 2, 3 AND 4.
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1. Election of Directors:	01 - John A. Orwin	02 - Srinivas Akkaraju	03 - David W. Gryska 04 - John P. McLaughlin

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain			For	Against	Abstain

2.	To approve the amendment and restatement of the Seattle Genetics, Inc. Amended and Restated 2007 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder by 4,500,000 shares and to make certain other changes described in the accompanying proxy statement.	☐	☐	☐	3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐
					4.	Advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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                    01T3OB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — SEATTLE GENETICS, INC.

2014 Annual Meeting of Stockholders – May 16, 2014

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SEATTLE GENETICS, INC.

The undersigned hereby appoints Clay B. Siegall and Eric L. Dobmeier, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided below, all the shares of Seattle Genetics, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2014 Annual Meeting of Stockholders of Seattle Genetics, Inc. (the “Meeting”) to be held on Friday, May 16, 2014 at 11:00 a.m. local time at the principal offices of Seattle Genetics, Inc. located at 21823 – 30th Drive S.E., Bothell, Washington 98021 and or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ALL OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NOS. 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. IN THEIR DISCRETION, THE PROXIES OF THE UNDERSIGNED ARE AUTHORIZED TO VOTE UPON ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)